Exhibit 10.26

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is made and entered into effective as of December 27, 2012, by and between IREIT NEWINGTON FAIR, L.L.C., a Delaware limited liability company ("Borrower"), and BANK OF THE OZARKS ("Lender"). For ease of reference the title of the various articles in this Agreement are provided hereinbelow:

Article I Definition of Terms

Article II The Loan and its Reserves

Article III Closing and Related Agreements

Article IV Warranties and Representations

Article V Covenants of Borrower

Article VI Assignments, Casualty and Condemnation

Article VII Events of Default

Article VIII Lender's Disclaimers - Borrower's Indemnities

Article IX Miscellaneous

ARTICLE I

DEFINITION OF TERMS

Section 1.1.          Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

Acceptable Accounting Standards: GAAP or other sound and accepted accounting standards approved by Lender in writing, applied on a basis consistent with that of previous statements and which completely and accurately disclose the financial condition (including all contingent liabilities) of the party at issue.

Affiliate: When used with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or interests, by contract or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower.

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Agreement: This Loan Agreement, as the same may from time to time be amended or supplemented.

Appraised Value: The fair market value of the Mortgaged Property (or any applicable portion thereof as required hereunder) as indicated by the appraisal prepared by a qualified appraiser reasonably designated by Lender, and presented and based upon such standards as may be reasonably required by Lender and satisfying the requirements of Section 2.5 and Section 3.1(i) hereof; provided, however, that (i) Lender shall be entitled to obtain a new or updated appraisal in any instance when the Appraised Value is to be determined hereunder and (ii) the cost of any such new or updated appraisal is to be borne solely by Borrower.

Architectural Barrier Laws: Any and all architectural barrier laws, including the Americans with Disabilities Act of 1990, P.L. 101-336, as amended, or any successor thereto.

Assignment: That certain Assignment of Leases and Rents of even date herewith executed by Borrower to Lender.

Assignment of Purchase Agreement: That certain assignment document whereby Purchaser assigned and Borrower assumed all of Purchaser's obligations under the Purchase Agreement

Borrower's Knowledge: The actual knowledge of the primary officers or principals of Borrower responsible for the ownership and operation of the Mortgaged Property after reasonable inquiry to the appropriate management personnel or other agents or employees of Borrower or Property Manager with day to day responsibility for the operation and management of the Mortgaged Property.

Business Day: A weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term "days" when used herein shall mean calendar days.

Code: The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is situated.

Commitment Fee: The sum of ONE HUNDRED FIFTY-ONE THOUSAND THREE HUNDRED AND NO/100 DOLLARS ($151,300.00) to be paid by Borrower to Lender pursuant to the applicable provisions of this Agreement.

Constituent Party: Any signatory to this Agreement that signs on Borrower's behalf (or on behalf of Guarantor or other specified party) that is a corporation, limited liability company, limited liability partnership, general partnership, limited partnership, joint venture, trust or other type of business association or legal entity.

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Contested Item: Any imposition, mechanic's or materialman's lien asserted against all or any part of the Mortgaged Property if, and so long as (i) Borrower has notified Lender of same within seven (7) Business Days of obtaining knowledge thereof; (ii) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement of collection of the same and the sale of the Mortgaged Property or any part thereof to satisfy the same; (iii) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond reasonably satisfactory to Lender with a surety satisfactory to Lender, in the amount of such imposition or lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to ensure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; provided, however, Lender shall not unreasonably withhold its consent to Borrower obtaining title insurance coverage reasonably acceptable to Lender in lieu of such cash deposit or indemnity bond; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such imposition or lien claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (v) the failure to pay such imposition or lien claim does not constitute a default under any other lien instrument, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (vi) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such imposition or lien claim notwithstanding such contest, if in the reasonable opinion of Lender the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, (i) the entitlement of such claimant is established and (ii) the lack of such payment by Lender to the applicable claimant would result in a Material Adverse Change.

Contracts: All of the right, title and interest of Borrower, if any, including equitable rights, in, to and under any and all of the following: (i) any and all service contracts, maintenance contracts, equipment leases, personal property leases, "patronage agreements", agreements relating to the collection of receivables or use of customer lists, bookings or reservations or similar matters but only to the extent such relate to space within the Improvements; (ii) contracts, licenses, permits and rights relating to living unit equivalents or other entitlements with respect to water, wastewater and other utility services whether executed, granted or issued by a Person, which are directly or indirectly related to, or connected with, the development, ownership, maintenance or operation of the Mortgaged Property, whether such contracts, licenses and permits are now or at any time hereafter existing, including any and all rights of living unit equivalents or other entitlements with respect to water, wastewater and other utility services, certificates, licenses, zoning variances, permits and no-action letters from each Governmental Authority required (a) to evidence compliance by Borrower and all improvements constructed or to be constructed on the Mortgaged Property with all Legal Requirements applicable to the Mortgaged Property, and (b) to develop and/or operate the Mortgaged Property as a commercial and/or residential project, as the case may be; (iii) any and all right, title and interest Borrower may have in any financing arrangements relating to the financing of or the purchase of all or any part of the Mortgaged Property by future purchasers; and (iv) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, repair, management or ownership of the Mortgaged Property (save and except any and all Leases), including maintenance and service contracts and management agreements.

Cure Period: As defined in Section 7.1(b) hereof.

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Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts or similar laws affecting the rights of creditors.

Default: Any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

Default Interest Rate: The rate of interest specified in the Note to be paid by Borrower from and after the occurrence of a default in payment under the provisions of the Note and Loan Documents but in no event in excess of the Maximum Lawful Rate.

Disposition: Any sale, lease (except as expressly permitted pursuant to the Loan Documents), exchange, assignment, conveyance, transfer, trade, installment contract, or other disposition of all or any part of the Mortgaged Property (or any interest therein) or all or any part of the beneficial ownership interest, held directly or indirectly, in Borrower (if Borrower is a corporation, limited liability company, limited liability partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity).

Economic Incentives: Collectively, the right, title and interest of Borrower in the Economic Incentive Agreements, but only to the extent assignable, and all of Borrower's rights to receive payments, receipts, refunds, revenues, interest, municipal personnel or services or other rights whatsoever under any of the Economic Incentive Agreements.

Economic Incentive Agreements: The right, title and interest of Borrower in any and all agreements or understandings with any Governmental Authorities, whether now existing or hereafter in effect pursuant to which any Economic Incentives are provided or are to be provided to Borrower or relative to the Land to any affiliate of Borrower including, without limitation, any agreements relative to Tax Increment Financing.

Economic Incentive Payments: The right, title and interest of Borrower in any payments paid or to be paid to Borrower or any Affiliate of Borrower pursuant to any of the Economic Incentive Agreements.

Environmental Indemnity Agreement: That certain Environmental Indemnity Agreement of even date herewith executed by Borrower for the benefit of Lender.

ERISA: The Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., as amended, and any and all successor statutes thereof.

Event of Default: Any happening or occurrence described in Section 7.1 hereof.

Financing Statement: The financing statement or financing statements (on Standard Form UCC-1 or otherwise) executed and delivered by Borrower in connection with the Loan Documents.

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Fixtures: All materials, supplies, equipment, systems, apparatus and other items now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Borrower and are now or hereafter attached to the Land or the Improvements, including any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including stairways, elevators, escalators and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, traffic control, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

GAAP: Generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in preceding periods.

Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

Ground Lease: That certain ground lease dated October 25, 2006, by and between Seller, as lessor, and Ground Lessee, as lessee, covering a portion of the Land.

Ground Lessor: Sam's East, Inc., an Arkansas corporation.

Guarantor (individually and/or collectively as the context may require): INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation, and any party guaranteeing the repayment of all or any part of the Indebtedness, the satisfaction of, or continued compliance with, all or any part of the Obligations, or both.

Guaranty (individually and/or collectively as the context may require): That or those instruments of guaranty now or hereafter in effect from Guarantors to Lender guaranteeing the repayment of all or any part of the Indebtedness, the satisfaction of, or continued compliance with, the Obligations or both.

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Impositions: (i) All real estate and personal property taxes, charges, assessments, standby fees, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof, or any part thereof, or the sidewalks, streets or alleyways adjacent thereto; (ii) any charges, fees, license payments or other sums payable for or under any easement, license or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development or other declarations, restrictions, regimes or agreements affecting the Mortgaged Property.

Improvements: Any and all buildings, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof, including that certain 51,600 square foot retail building.

Indebtedness: (i) The principal of, interest on or other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Lender, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Borrower and Lender that such future indebtedness may be incurred); (iv) any and all other indebtedness, obligations and liabilities of any kind or character of Borrower to Lender, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations and liabilities to Lender of Borrower as a member of any partnership, joint venture, trust or other type of business association, or other legal entity, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise; and (v) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements and extensions thereof, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums.

Insured Casualty: As defined in Section 6.3 hereof.

Junior Tranche: A portion of the Loan Amount equal to Five Million Three Hundred Forty Thousand and No/100 Dollars ($5,340,000.00), bearing interest as set forth in the Note.

LA Fitness: L.A. FITNESS INTERNATIONAL, LLC, a California limited liability company.

LA Fitness Lease: That certain lease between LA Fitness and Borrower's predecessor in interest whereby LA Fitness leases a portion of the Mortgaged Property from Borrower

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Land: All of Borrower's right, title and interest in and to that certain real property or interest more particularly therein described in Exhibit A attached hereto and incorporated herein by reference, together with all rights, titles, interests and privileges of Borrower in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water, water rights and water courses which are appurtenant to, located on, under or above or used in connection with the Mortgaged Property, or any part thereof, whether adjudicated or unajudicated, conditional or absolute, tributary, or non-tributary, surface or underground, designated or undesignated; (iv) timber, crops, pertaining to such real property; and (v) all appurtenances and all reversions and remainders in or to such real property.

Leases: Any and all leases, master leases, subleases, licenses, concessions, or other agreements (whether written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use or occupy, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith, whether entered into before or after the filing by or against Borrower of any petition for relief under the United States Bankruptcy Code, 11 U.S.C. §101, et seq., as amended.

Legal Requirements: Any and all (i) present and future judicial decisions, statutes (including Architectural Barrier Laws, Environmental Laws and Prescribed Laws), laws, rulings, rules, regulations, orders, writs, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, any Constituent Party, Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) covenants, conditions and restrictions contained in any deeds, other forms of conveyance or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use or occupancy thereof; (iii) presently or subsequently effective bylaws and articles of incorporation, operating agreement and articles of organization or partnership, limited partnership, joint venture, trust or other form of business association agreement of Borrower or Guarantor; (iv) Leases; (v) Contracts; and (vi) leases, other than those described in (iv) above, and other contracts (written or oral), other than those described in (v) above, of any nature that relate in any way to the Mortgaged Property and to which Borrower or Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Borrower is granted a possessory interest in and to the Land and/or the Improvements.

Loan: The loan evidenced by the Note and governed by this Agreement.

Loan Amount: FIFTEEN MILLION ONE HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($15,130,000.00), comprised of the Junior Tranche and the Senior Tranche.

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Loan Documents: This Loan Agreement, the Note, the Mortgage, the Environmental Indemnity Agreement, the Assignment, the Guaranty and any and all other agreements, documents and instruments now or hereafter executed by Borrower, Guarantor or any other Person or party in connection with the Loan evidenced by the Note or in connection with the payment of the Indebtedness or the performance and discharge of the Obligations, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof and thereof.

Loan-to-Value Ratio: The quotient of (i) the Loan Amount (including any unadvanced sums) divided by (ii) the Appraised Value of the Mortgaged Property.

Material Adverse Change: Any event, circumstance, fact, condition, development or occurrence that has had or could be expected to have a Material Adverse Effect.

Material Adverse Effect: Any act, event, condition or circumstance which could materially and adversely effect (i) the business, operations, condition (financial or otherwise), prospects, liabilities, assets, results of operations, capitalization, liquidity or any properties of Borrower, Guarantor or any Constituent Party of any of the foregoing; (ii) the value of the Mortgaged Property; (iii) the ability of Borrower or Guarantor (or any Persons comprising Borrower or Guarantor), to pay and perform the Indebtedness or the other Obligations; or (iv) the validity, enforceability or binding effect of any of the Loan Documents.

Maturity Date: The Maturity Date – Junior Tranche or the Maturity Date – Senior Tranche, as applicable.

Maturity Date – Junior Tranche: That date that is one (1) year from the effective date hereof; subject however, to the right of acceleration as provided in the Loan Documents.

Maturity Date – Senior Tranche: That date that is three (3) years from the effective date hereof; subject however, to the right of acceleration as provided in the Loan Documents.

Maximum Lawful Rate: The maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by the Note and the other Loan Documents. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

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Minerals: All right, title and interest of Borrower, if any, in and to all substances in, on or under the Land which are now, or may become in the future, intrinsically valuable (that is, valuable in themselves) and which now or may be in the future enjoyed through extraction or removal from the Land, including oil, gas, all other hydrocarbons, coal, lignite, carbon dioxide, all other nonhydrocarbon gases, uranium, all other radioactive substances, gold, silver, copper, iron and all other metallic substances or ores.

Mortgage: The Open-End Mortgage Deed, Assignment of Rents, Security Agreement and Financing Statement of even date herewith pursuant to which Borrower mortgages the Mortgaged Property to secure the Loan.

Mortgaged Property: The Land, Minerals, Fixtures, Improvements, Personalty, Economic Incentives, Contracts, Leases, Rents, and Reserves, and any interest of Borrower now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements Personalty, Economic Incentives, Contracts, Leases, Rents, and Reserves, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations, together with any and all proceeds of any of the foregoing. As used in this Agreement, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any part of the above and all or, where the context permits or requires, any interest therein.

Note: That certain Promissory Note dated as of even date herewith in the principal sum of the Loan Amount (together with any and all renewals, amendments and extensions thereof) executed and delivered by Borrower payable to the order of Lender, evidencing the Loan.

Obligations: Any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor or any other Person or party to the Loan Documents to Lender or others as set forth in the Loan Documents, the Leases or in any deed, lease, sublease or other form of conveyance, or any other agreement pursuant to which Borrower is granted a possessory interest in the Land.

Outstanding Principal Balance: The amount of principal then advanced and outstanding and payable by Borrower to Lender in accordance with the Note and this Agreement.

Partial Release: A Partial Release of a Release Parcel pursuant to Exhibit B hereof from the lien of the Mortgage, any of which Partial Release shall require Lender's consent in accordance with the provisions of Exhibit B.

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Partial Release Price: The greater of (i) one hundred percent (100%) of Borrower's net proceeds from the sale of such Release Parcel; provided, however, only those reasonable, necessary and actual closing expenses which are normal and ordinary for third party sales of property similar to the Mortgaged Property in the market area in which the Mortgaged Property is located incurred by Borrower with respect to the sale of such Release Parcel shall be entitled to be deducted from the gross sales price in determining such net proceeds (which such expenses shall not, in any event, exceed six percent (6%) of such gross sales price and such expenses shall wholly exclude any brokerage or other form of commission or compensation paid to any Affiliate of Borrower but shall include such commissions or compensation if paid to a non-Affiliate of Borrower), or (ii) one hundred twenty-five percent (125%) of Lender's reasonable determination of the Loan Amount (including any undisbursed portion of the Loan Amount) properly allocable to the Release Parcel, which determination by Lender may require Borrower's provision of new Appraised Value information and shall otherwise be made in Lender's reasonable discretion.

Payment Date: The first (1st) day of each and every calendar month during the term of the Note; provided, however, to the extent any Payment Date shall fall on a date which is not a Business Day, such Payment Date shall be deemed to be the immediately preceding Business Day.

Permitted Affiliate Transferee: As described in the definition of "Permitted Disposition" of this Section 1.1.

Permitted Disposition: Any of the following:

(i)                 Intentionally deleted;

(ii)               if Borrower or any Constituent Party is a corporation, (A) the merger, consolidation or voluntary or involuntary sale, exchange, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly (at any tier) controlling such corporation by operation of law or otherwise); or (B) the creation or issuance of new stock, in one or a series of transactions, in either such case (A) or (B) the result of which is that an aggregate of not more than forty-nine percent (49%) of such corporation's stock (or such controlling corporation's stock) shall be vested, legally or beneficially, in a party or parties who are not now stockholders;

(iii)             if Borrower or any Constituent Party is a limited or general partnership, (A) any merger or consolidation of such entity or of any entity directly or indirectly (at any tier) controlling such entity, (B) the change, removal or resignation of a general partner or managing partner of Borrower or such Constituent Party, the admission of a new general partner or managing partner of Borrower or such Constituent Party, or the direct or indirect (at any tier) transfer, (C) pledge of the legal or beneficial rights to the partnership interests of any general partner or managing partner of Borrower or such Constituent Party or any profits or proceeds related thereto, or (D) the voluntary or involuntary merger, consolidation, sale, exchange, conveyance or direct or indirect (at any tier) transfer or pledge of legal or beneficial rights to the profits or other partnership interests in such partnership or joint venture, or (E) the creation or issuance of new partnership interests, in one or a series of transactions, in any such case (A) – (E) the result of which is that an aggregate of not more than forty-nine percent (49%) of such entity's partnership interests shall be vested, legally or beneficially, in a party or parties who are not now partners;

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(iv)             if Borrower or Constituent Party is a limited liability company, (A) any merger or consolidation of such entity or of any entity directly or indirectly (at any tier) controlling such entity, (B) the change, removal or resignation of a managing member or of a non-member manager (or if no managing member or non-member manager, any member) of Borrower or such Constituent Party, (C) the direct or indirect (at any tier) transfer or pledge of the legal or beneficial ownership of membership interests or "units" of a managing member or of a non-member manager (or if no managing member or non-member manager, any member) of Borrower or such Constituent Party or any profits or proceeds relating to such membership interests or "units", (D) the voluntary or involuntary sale, exchange, conveyance or direct or indirect (at any tier) transfer or pledge of membership interests or "units" in such limited liability company, or (E) the creation or issuance of new membership interests or "units" in one or a series of transactions, in any such case (A) – (E) the result of which is that an aggregate of not more than forty-nine percent (49%) of such company's membership interests or "units" shall be vested, legally or beneficially, in a party or parties who are not now members;

(v)               a transfer of (A) the entire Mortgaged Property or (B) the entire membership, partnership or other equitable interest, as applicable, in the Borrower or Constituent Party to a Permitted Affiliate Transferee (hereinafter defined) so long as the following conditions are fully and completely satisfied:

(A)             Lender receives thirty (30) days advance written notice from Borrower of such transfer;

(B)              the credit worthiness of Guarantor has not materially deteriorated as determined in the reasonable discretion of Lender from the date hereof to the date of the proposed transfer;

(C)              no Event of Default has occurred and is then continuing;

(D)             Guarantor continues to serve and affirms its obligations as the guarantor of the Loan pursuant to the terms of the Guaranty;

(E)              in the case of a transfer of the Mortgaged Property, the proposed transferee shall be a single purpose entity that satisfies the covenants set forth in Section 5.29 hereof or in the case of a transfer of the membership interest in the Borrower, the Borrower shall continue to remain a single purpose entity in compliance with Section 5.29 hereof; and

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(F)               the transferee shall be a wholly owned Affiliate of Guarantor (a "Permitted Affiliate Transferee");

provided, however, in order for any such transfer of an interest to qualify as a Permitted Disposition such a transfer must further (1) not result (either singularly or in the aggregate with prior assignments) in any party as to which Lender has not undertaken its normal credit review process becoming an owner, directly or indirectly, in twenty percent (20%) or more of Borrower or any Constituent Party, and Lender shall not unreasonably withhold, condition or delay its approval of any such future twenty percent (20%) owner of Borrower or any Constituent Party based on Lender's credit review process, (2) be disclosed to Lender by written notice upon request by Lender (i.e., any and all assignments which constitute a Disposition shall be disclosed to Lender responsive to any such Lender requests which have occurred since any prior similar disclosure undertaken by Borrower), (3) be accompanied by a reimbursement of Lender's reasonable costs and expenses in evaluating such transfer (including reasonable legal fees) and (4) such transfer does not result in violation by Lender of any banking or similar regulation or requirement (e.g., loan to one borrower requirements, etc.).

Permitted Exceptions: Has the meaning set forth in the Mortgage.

Person: Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, association, joint venture, trust or any other association or legal entity, including any public or governmental body, agency or instrumentality, as well as any natural person.

Personalty: All of the right, title and interest of Borrower in and to (i) furniture, furnishings, equipment, machinery, tangible personal property, and goods located within, used in the operation of or derived from the Improvements; (ii) crops, farm products, timber and timber to be cut from the Land and extracted Minerals; (iii) to the extent used in the operation of the Improvements or derived from the Land, Minerals or Improvements or the operation thereof, general intangibles (including payment intangibles), money, insurance proceeds, accounts, contract and subcontract rights, trademarks, trade names, copyrights, monetary obligations, chattel paper (including electronic chattel paper), instruments, investment property, documents, letter of credit rights, inventory and commercial tort claims; (iv) to the extent used in the operation of the Improvements or derived from the Land, Minerals or Improvements or the operation thereof, all cash funds, fees (whether refundable, returnable or reimbursable), deposit accounts or other funds or evidences of cash, credit or indebtedness deposited by or on behalf of Borrower with any governmental agencies, boards, corporations or providers of utility services, public or private, including specifically, without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts or Personalty, including those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and (v) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Borrower, and which are now or hereafter situated in, on or about the Land or the Improvements, or used in or necessary to the financing, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof.

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Prescribed Laws: Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, orders and ordinances of any Governmental Authority relating to terrorism or money laundering, including, without limiting the generality of the foregoing, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. No. 107-56); the Trading with the Enemy Act (50 U.S.C.A. App. 1 et seq.); the International Emergency Economic Powers Act (50 U.S.C.A. § 1701-06); Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism") and the United States Treasury Department's Office of Foreign Assets Control list of "Specifically Designated Nationals and Blocked Persons" (as published from time to time in various mediums.)

Project Costs: The sum of (i) the Purchase Price, and (ii) the amount needed to fund all those reasonable and actual closing costs associated with the Loan, as determined by Lender, including, but not limited to, all fees of the Title Company, Lender's fees and Lender's attorney's fees.

Property Management Agreement: That certain Management Agreement by and between Borrower and the Property Manager with respect to the management of the Mortgaged Property.

Property Manager: Inland National Real Estate Services, LLC, a Delaware limited liability company.

Purchase Agreement: That certain Purchase and Sale Agreement dated May 9, 2012, between Seller and Purchaser, as amended, whereby Purchaser agreed to purchase the Mortgaged Property from Seller.

Purchase Price: Borrower's acquisition costs for the Land and Improvements which Borrower represents and warrants to be EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00).

Purchaser: Inland Real Estate Acquisitions, Inc., an Illinois corporation.

Regulatory Authority: As defined in Section 2.5 hereof.

Related Indebtedness: Any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Note.

Release Parcel: Such portion of the Mortgaged Property as may be subject, or proposed to be subject, to a Partial Release pursuant to the terms of Exhibit B hereof.

Release Parcel Purchaser: The purchaser of a Release Parcel pursuant to a Resale Contract.

Rents: All of the rents, revenues, royalties, income, issues, proceeds, bonus monies, profits, security and other types of deposits (after Borrower acquires title thereto) and other benefits paid or payable by parties to the Leases and/or Contracts (other than Borrower) for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any part of the Mortgaged Property.

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Replacement Reserve: As defined in Section 2.8 hereof.

Repairs: All capital improvements, repairs and replacements performed at the Mortgaged Property, including the performance of work to the common areas, roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, carpets, appliances, fixtures, elevators and mechanical and HVAC equipment.

Resale Contracts: Any and all contracts for the sale of all or any part of the Mortgaged Property, whether such contracts are now or at any time hereafter existing, including any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the contracts, including all amendments and supplements to and renewals and extensions of the contracts at any time made, and together with all payments, earnings, income and profits arising from the sale of all or any part of the Mortgaged Property or from the contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the contracts; provided, however, all such Resale Contracts shall satisfy the requirements of Exhibit B hereof.

Reserves: All sums on deposit or due under any of the Loan Documents now or hereafter executed by Borrower for the benefit of Lender including (i) the accounts into which the Reserves have been deposited (including, without limitation, the Replacement Reserve); (ii) all insurance on said accounts; (iii) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, the extent located at, used in the operation of or derived from the operation of the Land or Improvements; (iv) all sums now or hereafter therein or represented thereby; (v) all replacements, substitutions or proceeds thereof; (vi) all instruments and documents now or hereafter evidencing the Reserves or such accounts; (vii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom); and (viii) all proceeds of the foregoing.

Restoration Casualty: An Insured Casualty which (i) occurs prior to that date that is nine (9) months prior to the Maturity Date (as defined in and as may have been extended pursuant to the Note); (ii) has a likely cost of full restoration of the Improvement as determined by Lender not exceeding Five Hundred Thousand and No/100 Dollars ($500,000.00); (iii) relates to damage to the Improvements that is less than twenty-five percent (25%) of the net rentable square feet of the Mortgaged Property; (iv) occurs when no Event of Default has occurred and is then continuing; (v) does not allow any of the existing tenants to terminate their respective Leases; and (vi) is such that in the reasonable judgment of Lender (1) the Mortgaged Property can be restored within nine (9) months to an economic unit no less valuable than the same was prior to the Insured Casualty, and (2) the Mortgaged Property shall continue, throughout the period of restoration, to adequately secure the outstanding balance of the Loan.

Security Agreement: All security agreements, whether contained in the Mortgage, this Agreement, a separate security agreement or otherwise creating a security interest in all personal property and fixtures of Borrower (including replacements, substitutions and after-acquired property) now or hereafter situated in or upon the Land or Improvements, or used or intended to be used in the operation thereof, to secure the Loan.

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Seller: Newington-Berlin Retail, LLC, a Connecticut limited liability company.

Senior Tranche: A portion of the Loan Amount equal to Nine Million Seven Hundred Ninety Thousand and No/100 Dollars ($9,790,000.00), bearing interest as set forth in the Note.

Subordinate Mortgage: Any mortgage, lien instrument, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge, conditional sale or other title retention agreement, covering all or any part of the Mortgaged Property executed and delivered by Borrower, the lien of which is subordinate and inferior to the lien of the Mortgage.

Tax Increment Financing: The right, title and interest of Borrower and any Economic Incentive which provides partial payment for or reimbursement of any and all infrastructure improvements based upon incremental real estate tax value increases within a designated area and during a certain period of time with respect to all or any portion of the Land, whether for the benefit of Borrower or any Affiliate of Borrower, and whether now in existence of hereafter in effect.

Title Company: CHICAGO TITLE INSURANCE COMPANY (and its issuing agent, if applicable) issuing the Title Insurance, which shall be acceptable to Lender in its sole and absolute discretion.

Title Insurance: One or more title insurance commitments, binders or policies, as Lender may require, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if and as required by Lender, in the maximum amount of the Loan insuring or committing to insure that the Mortgage constitutes a valid lien covering the Land and Improvements subject only to those exceptions which Lender may approve.

Section 1.2.          Additional Definitions. As used herein, the following terms shall have the following meanings: (i) "Hereof," "hereby," "hereto," "hereunder," "herewith" and similar terms mean of, by, to, under and with respect to this Agreement or to the other documents or matters being referenced; (ii) "heretofore" means before, "hereafter" means after, and "herewith" means concurrently with the date of this Agreement; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) "including" means including without limitation; (v) and all terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

THE LOAN AND ITS RESERVES

Section 2.1.          Agreement to Lend. Lender hereby agrees to lend up to but not in excess of the Loan Amount to Borrower, and Borrower hereby agrees to borrow such sum from Lender, all upon and subject to the terms and provisions of this Agreement, such sum to be evidenced by the Note. Borrower's liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note and only from the date or dates of such disbursements.

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Section 2.2.          Promise to Pay and Perform; Time of Essence. Borrower will pay the Indebtedness as and when specified in the Note and the other Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the date same are to be performed. Time is of the essence with respect to each and every promise, covenant or obligation of Borrower specified in the Loan Documents.

Section 2.3.          Intentionally Deleted.

Section 2.4.          Intentionally Deleted.

Section 2.5.          Loan Limitation. If, as a result of the occurrence of a Material Adverse Change, any test appraisal is required or desired by Lender, the Federal Deposit Insurance Corporation, the Office of Comptroller of Currency or any other governmental entity or quasi-governmental entity which has the authority and power to regulate the business and other activities of Lender ("Regulatory Authority"), Borrower shall, within sixty (60) days following a request therefor by Lender, furnish to Lender (at Borrower's sole cost and expense) an appraisal in form, substance and by an appraising firm acceptable to Lender and, if applicable, the Regulatory Authority requiring such appraisal pursuant to this Section 2.5, provided that Borrower shall not be required to furnish more than one (1) such test appraisal in any calendar year (not including any request from a Regulatory Authority to furnish such test appraisal). In the event Borrower should fail to timely provide an acceptable appraisal of the Mortgaged Property pursuant to this Section, then, and in such event, Lender shall be entitled to obtain its own appraisal of the Mortgaged Property at Borrower's cost and expense. Lender shall further be entitled, at any time, to obtain an appraisal on its own, and at its own expense, and any such appraisal obtained by Lender may be utilized by Lender (even in lieu of other available appraisals) to undertake the loan-to-value calculations described below.

Section 2.6.          Equity Requirements. Borrower shall have funded all Borrower equity requirements from Borrower's equity funds including, an amount equal to the greatest of (1) $2,745,996.00, (2) fifteen (15%) of the amount of the Project Costs or (iii) the Project Costs less the Loan Amount..

Section 2.7.          Not Revolver. This Loan facility is not intended, in whole or in part, to be "revolving" in nature and it is expressly agreed that no principal amount repaid by Borrower may be reborrowed by Borrower.

Section 2.8.          Replacement Reserve.

(a)                Borrower shall establish and maintain a replacement reserve (the "Replacement Reserve") with Lender as additional security for the Indebtedness and Obligations. Commencing on the first Payment Date (as defined in the Note) and continuing thereafter on each successive Payment Date until the Maturity Date, Borrower shall pay to Lender, concurrently with the monthly payment due under the Note, a deposit to the Replacement Reserve in an amount equal to the quotient of (i) Zero and 25/100 Dollars ($0.25) per square foot of the Improvements (excluding any rentable square feet for which tenants of the Improvements are responsible for maintaining the structure of such Improvements) divided by (ii) twelve (12). Lender shall have the right to review the amount of the Replacement Reserve annually and to assess, in its sole discretion, whether the amount deposited into the Replacement Reserve needs to be increased or decreased.

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(b)               The Replacement Reserve is established for the payment of costs and expenses as may be incurred by Borrower for Repairs. So long as no Event of Default has occurred and is continuing, (i) all sums in the Replacement Reserve shall be held by Lender in the Replacement Reserve to pay the costs and expenses of Repairs, and (ii) Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower, as Lender may approve, in Lender's reasonable discretion, amounts paid or incurred by Borrower and performing such Repairs within ten (10) days following: (a) the receipt by Lender of a written request from Borrower for a disbursement from the Replacement Reserve and a certification from Borrower to Lender that the applicable item of Repair has been completed; (b) the delivery to Lender of invoices, receipts of other evidence verifying the cost of performing such Repairs; and (c) in the case of a disbursement request from the Replacement Reserve in excess of $25,000 with respect to any single Repair, delivery to Lender of (1) affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; and (2) a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required by law. Lender shall not be required or requested to make advances from the Replacement Reserve more frequently than one time in any calendar month. In making any payment from the Replacement Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount.

(c)                Lender may, at Borrower's expense, make or cause to be made an inspection of the Mortgaged Property to determine the adequacy of the scheduled deposits into the Replacement Reserve and the need, as determined by Lender in its reasonable judgment, for further Repairs to the Mortgaged Property; provided, however, absent the then existence of an Event of Default, Borrower shall only be required to reimburse Lender for the reasonable costs of any such inspection a maximum of once in any calendar year. In the event that such inspection reveals that further Repairs of the Mortgaged Property are required, then, in addition to any other remedy Lender may be entitled to hereunder, Lender shall provide Borrower with a written description of the required Repairs and Borrower shall complete such Repairs to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its reasonable discretion. Additionally, Lender may, as a product of any such inspection, require that the amount of the scheduled monthly deposits into the Replacement Reserve described in Section 2.8(b) above be increased in order to accommodate Lender's reasonable estimation of the likely increased cost of future Repairs. In the event that the amount on deposit and available in the Replacement Reserve is ever inadequate to pay the cost of the Repairs, Borrower shall pay the amount of such deficiency.

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Section 2.9.          Security Interest in Reserves.

(a)                As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in the Reserves, including (i) the accounts into which the Reserves have been deposited; (ii) all insurance on said accounts; (iii) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto; (iv) all sums now or hereafter therein or represented thereby; (v) all replacements, substitutions or proceeds thereof; (vi) all instruments and documents now or hereafter evidencing the Reserves or such accounts; (vii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom); and (viii) all proceeds of the foregoing. Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Lender's name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees that Lender, or at Lender's election, such servicing entity, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial institution wherein the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. BORROWER HEREBY INDEMNIFIES AND HOLDS LENDER HARMLESS WITH RESPECT TO ALL RISK OF LOSS REGARDING AMOUNTS ON DEPOSIT IN THE RESERVES, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LENDER. Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as expressly set forth herein is at Borrower's direction and is not the exercise by Lender of any right of set-off or other remedy upon a Default. Upon an Event of Default, Lender may, without notice or demand on Borrower, at its option: (1) withdraw any or all of the funds (including interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including attorneys' fees, costs and expenses) to the Indebtedness or Obligations under the other Loan Documents in such manner as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (2) exercise any and all rights and remedies of a secured party under the Code, or (3) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default hereunder or under the other Loan Documents.

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(b)               The Reserves are solely for the protection of Lender and entail no responsibility on Lender's part beyond the deposit thereof by Lender into an account at Lender or another financial institution reasonably selected by Lender, the payment of interest on such sum as specified in Section 2.9(c) hereof, and the payment of the respective costs and expenses in accordance with the terms thereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Loan Agreement by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate so long as such assignee agrees to assume the obligations of Lender thereunder. The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's sole discretion, may either be held in a separate account of Lender or be commingled by Lender with the general account assets of Lender. Upon full payment of the Indebtedness secured hereby in accordance with the terms of the Loan Documents (or if earlier, the completion of the applicable conditions to release of each Reserve to Lender's reasonable satisfaction) or at such earlier time as Lender may elect, the balance in the Reserves then in Lender's possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

(c)                Funds in the Reserves shall bear interest consistent with other money market accounts typically established at Lender.

(d)               Any disbursements to be undertaken by Lender of any Reserves hereunder shall, at Lender's election, be made to the property account of Borrower held by Lender.

ARTICLE III

CLOSING AND RELATED AGREEMENTS

Section 3.1.          Conditions to Closing. The obligation of Lender to make the Loan hereunder, is subject to the prior or simultaneous occurrence of each of the following conditions:

(a)                Lender shall have received from Borrower all of the Loan Documents duly executed by Borrower and, if applicable, by Guarantor;

(b)               Lender shall have received certified copies of resolutions of Borrower, if Borrower is a corporation, or a certified copy of a consent of partners, if Borrower is a partnership, or similar resolutions or consents, if Borrower is a limited liability company, authorizing execution, delivery and performance of all of the Loan Documents and authorizing the borrowing hereunder, along with such certificates of existence, certificates of good standing and other certificates or documents as Lender may reasonably require to evidence Borrower's authority;

(c)                Lender shall have received (i) true copies of all organizational documents of Borrower, including all amendments or supplements thereto; (ii) if Borrower is a legal entity other than a corporation, true copies of all organizational documents of any Constituent Party; and (iii) such certificates or other documents as Lender may reasonably require to evidence Borrower's authority;

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(d)               Lender shall have received evidence that the Mortgaged Property is not situated within any designated flood plain or special flood hazard area; or evidence that Borrower has applied for and received flood insurance covering the Mortgaged Property in the amount of the Loan or the maximum coverage available to Lender;

(e)                Lender shall have received evidence of compliance with all Legal Requirements;

(f)                Lender shall have received a full-size, single sheet copy of all recorded subdivision or plat maps of the Land approved (to the extent required by Legal Requirements) by all Governmental Authorities, if applicable, and legible copies of all instruments representing exceptions to the state of title to the Mortgaged Property;

(g)               Lender shall have received the Title Insurance, at the sole expense of Borrower;

(h)               Lender shall have received from Borrower such other instruments, evidence and certificates as Lender may reasonably require, including the items indicated below:

(1)               evidence that all the streets furnishing access to the Mortgaged Property have been dedicated to public use and installed and accepted by applicable Governmental Authorities;

(2)               an update of the existing "as-built" survey of the Land and Improvements prepared by a registered surveyor or engineer and certified to Lender, Borrower and the Title Company, in form and substance acceptable to Lender, showing the location of the Improvements, and certifying that same are entirely within the property lines of the Land, do not encroach upon any easement, setback or building line or restrictions and showing all easements, building or setback lines, rights-of-way and dedications affecting the Land and Improvements and showing no state of facts objectionable to Lender;

(3)               evidence satisfactory to Lender showing the availability of all necessary utilities at the boundary lines of the Land, including sanitary and storm sewer facilities, potable water, telephone, electricity, gas and municipal services;

(4)               evidence that the current and proposed use of the Land and Mortgaged Property complies with all Legal Requirements;

(5)               an opinion of counsel for Borrower, which counsel shall be satisfactory to Lender;

(6)               evidence that all applicable zoning ordinances and restrictive covenants affecting the Land permit the use for which the Improvements are intended and have been or will be complied with;

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(7)               such sums for insurance, taxes, expenses, charges and fees customarily required or recommended by Lender or any Governmental Authority, corporation or Person guaranteeing, insuring or purchasing, committing to guaranty, insure, purchase or refinance the Loan or any part thereof;

(8)               intentionally deleted;

(9)               a current financial statement of Guarantor, certified by Guarantor;

(10)           the Guaranty executed by Guarantor;

(11)           an environmental site assessment report with respect to the Mortgaged Property prepared by a firm of engineers approved by Lender, which report shall be satisfactory in form and substance to Lender, certifying that there is no evidence that any Hazardous Substance (as defined in the Environmental Indemnity Agreement) have been generated, treated, stored or disposed of on any of the Mortgaged Property and none exists on, under or at the Mortgaged Property;

(12)           an engineering or physical conditions report prepared by an engineering firm or consultant approved by Lender, which report shall be satisfactory in form and substance to Lender, and shall include an analysis and evaluation of the physical condition of the existing Improvements;

(13)           the insurance required under Section 5.5 hereof; and

(14)           such other instruments, evidence or certificates as Lender may reasonably request.

(i)                 Lender shall have ordered and received, at Borrower's expense, an appraisal of the Mortgaged Property, prepared by an appraiser reasonably acceptable to Lender and presented and based upon such standards as may be required by Lender;

(j)                 Lender shall have received payment of the Commitment Fee;

(k)               Borrower shall have provided and funded all equity requirements pursuant to Section 2.6 hereof to the full satisfaction of Lender;

(l)                 the representations and warranties made by Borrower, as contained in this Agreement and in all other Loan Documents shall be true and correct as of the date of the Closing;

(m)             the Improvements shall not have been materially injured, damaged or destroyed by fire or other casualty, nor shall any part of the Mortgaged Property be subject to condemnation proceedings or negotiations for sale in lieu thereof;

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(n)               no Event of Default or any event, circumstance or action which, with the giving of notice, passage of time or failure to cure would give rise to an Event of Default has occurred and is then existing;

(o)               no Material Adverse Change shall have occurred;

(p)               Lender shall have received and approved a copy of (i) the Purchase Agreement and (ii) the Assignment of Purchase Agreement;

(q)               Lender shall have received and approved a copy of the Property Management Agreement;

(r)                 Lender shall have received a copy of the Ground Lease;

(s)                Lender shall have received copies of all Leases and any potential draft leases and/or letters of intent with respect to the leasing of space at the Improvements;

(t)                 Lender shall have received subordination, non-disturbance and attornment agreements and tenant estoppels for all tenants of the Mortgaged Property for which Lender, in its sole discretion, has requested such documents from Borrower;

(u)               Lender shall have received current certified operating statements, rent rolls, and ad valorem tax statements for the last three (3) calendar years with respect to the Mortgaged Property; and

(v)               Lender shall have received and approved a copy of all executed Economic Incentive Agreements.

Section 3.2.          No Third Party Beneficiaries. The benefits of this Agreement shall not inure to any third party, nor shall this Agreement be construed to make or render Lender liable for debts or claims accruing to any such Persons against Borrower. Lender shall not be liable for the manner in which any advances under this Agreement may be applied by Borrower. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any Person other than Borrower.

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ARTICLE IV

WARRANTIES AND REPRESENTATIONS

Borrower hereby unconditionally warrants and represents to Lender, as of the date hereof and at all times during the term of the Agreement, as follows:

Section 4.1.          Organization and Power. If Borrower, Guarantor or any Constituent Party of any of them is a corporation, limited liability company, general partnership, limited partnership, limited liability partnership, joint venture, trust or other type of business association, as the case may be, Borrower, Guarantor and any such Constituent Party, if any, (i) is either a corporation duly incorporated with a legal status separate from its affiliates, or a partnership or trust, joint venture or other type of business association duly organized, validly existing, and in good standing under the laws of the state of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state in which the Mortgaged Property is situated, and (ii) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

Section 4.2.          Validity of Loan Documents. The execution, delivery and performance by Borrower and Guarantor of the Loan Documents (i) if Borrower, Guarantor or any signatory who signs on behalf of any such entities, is a corporation, general partnership, limited partnership, joint venture, trust or other type of business association, as the case may be, are within such entities' powers and have been duly authorized by such entities' board of directors, shareholders, partners, venturers, trustees or other necessary parties, and all other requisite action for such authorization has been taken; (ii) have received any and all requisite prior governmental approvals in order to be legally binding and enforceable in accordance with the terms thereof; and (iii) will not violate, be in conflict with or constitute (with due notice or lapse of time, or both) a default under any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrower's, Guarantor's or any Constituent Party's of any of property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower, Guarantor and others obligated under the terms of the Loan Documents, enforceable in accordance with their respective terms.

Section 4.3.          Information. All information, financial statements, reports, papers and data given or to be given to Lender with respect to Borrower, Guarantor and all Constituent Parties of any of them and others obligated under the terms of the Loan Documents or the Mortgaged Property are, or at the time of delivery will be accurate, complete and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading; provided, however, with respect to information as to the Mortgaged Property and its performance, inaccurate information inadvertently provided by Borrower shall not be deemed to violate this Section 4.3 so long as (i) such inaccuracy was not to Borrower's Knowledge, and (ii) such inadvertent error did not constitute a Material Adverse Change. Since the date of the financial statements of Borrower, Guarantor, such Constituent Party or other party liable for payment of the Indebtedness or performance of the Obligations or any part thereof heretofore furnished to Lender, no Material Adverse Change has occurred, and except as heretofore disclosed in writing to Lender, Borrower, Guarantor, such Constituent Party or any other such party has not incurred any material liability, direct or indirect, fixed or contingent.

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Section 4.4.          Business Purposes. The loan evidenced by the Note is solely for the purpose of carrying on or acquiring a business of Borrower, and is not for personal, family, household or agricultural purposes.

Section 4.5.          Mailing Address. Borrower's mailing address, as set forth in the notice provision hereof or as changed pursuant to such provision, is true and correct.

Section 4.6.          Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.7.          No Reliance on Lender. Borrower is experienced in the ownership and operation of properties similar to the Mortgaged Property, and Borrower and Lender have and are relying solely upon Borrower's expertise and business plan in connection with the construction of the Improvements and ownership and operation of the Mortgaged Property. Borrower is not relying on Lender's expertise or business acumen in connection with the Mortgaged Property.

Section 4.8.          No Litigation. To Borrower's Knowledge, after due investigation and inquiry, there are no (i) actions, suits or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or threatened against or affecting Borrower, Guarantor, any Constituent Party of any of them or involving the Mortgaged Property; except, however, in the case of Guarantor, such pending proceedings, the existence and a summary of which has been provided to Lender and which do not pose a substantial possibility of causing a Material Adverse Change; (ii) outstanding or unpaid judgments against Borrower, Guarantor, any Constituent Party or the Mortgaged Property; or (iii) defaults by Borrower or Guarantor with respect to any order, writ, injunction, decree or demand of any Governmental Authority or arbitrator.

Section 4.9.          Intentionally Deleted.

Section 4.10.      Legal Requirements. To Borrower's Knowledge, no violation of any Legal Requirements exists with respect to the Mortgaged Property and none of Borrower or Guarantor are in default with respect to any Legal Requirements; provided, however, inaccurate information inadvertently provided by Borrower shall not be deemed to violate this Section 4.10 so long as (i) such inaccuracy was not to Borrower's Knowledge and (ii) such inadvertent error did not constitute a Material Adverse Change.

Section 4.11.      Utility Services. All utility services of sufficient size and capacity necessary for the construction of the Improvements and the use thereof for their intended purposes are available at the property line(s) of the Land for connection to the Improvements, including potable water, storm and sanitary sewer, gas, electric and telephone facilities.

Section 4.12.      Access. All roads necessary for the full utilization of the Improvements for their intended purposes have been completed and have been dedicated to the public use and accepted by the appropriate Governmental Authority.

Section 4.13.      Intentionally Deleted.

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Section 4.14.      Financial Statements. Each financial statement of Borrower or Guarantor delivered heretofore, concurrently herewith or hereafter to Lender was and will be prepared in conformity with Acceptable Accounting Standards and completely and accurately disclose the financial condition of such applicable entity (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no Material Adverse Change in any of Borrower's or Guarantors' financial condition subsequent to the date of the most recent financial statement of such party delivered to Lender.

Section 4.15.      Statements. No certificate, statement, report or other information delivered heretofore, concurrently herewith or hereafter by Borrower or Guarantor to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains or will contain any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading, and same were true, complete and accurate as of the date hereof.

Section 4.16.      ERISA. None of Borrower, Guarantor or any such party's Constituent Parties are an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and the assets of such parties do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

Section 4.17.      Indebtedness, Operations and Fundamental Changes. Borrower: (a) does not own any encumbered asset other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the operation of the Mortgaged Property; (b) is not engaged in any business other than the ownership, management and operation of the Mortgaged Property; (c) has not incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Mortgaged Property except the Indebtedness; (d) has not made any loans or advances to any third party (including any member, manager, general partner, principal or affiliate of Borrower or Guarantor); (e) is solvent and is able to pay its debts from its assets as the same shall become due; (f) has done all things necessary to preserve its existence and corporate and partnership formalities; (g) has maintained its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person; (h) has, and any general partner or manager of Borrower has, at all times since their respective formation, observed all legal and customary formalities regarding their respective formation; and (i) does not hold itself out to be responsible for the debts and obligations of any other Person.

Section 4.18.      No Investment Company. None of Borrower, Guarantor or any such parties' Constituent Parties is an "investment company" within the meaning of the Investment Company Act of 1940, nor is any such party "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

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Section 4.19.      No Margin Stock. None of Borrower, Guarantor or any such parties' Constituent Parties is engaged principally or has as one of its important activities, directly or indirectly, the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any margin stock or be made available by any such parties in any manner to any other Person to enable or assist such person in purchasing or carrying margin stock, or otherwise used or made available for any other purpose which might violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.20.      Disclaimer of Extension or Permanent Financing. Borrower acknowledges and agrees that, except as specifically provided in Section 2.3 of this Agreement, Lender has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date or to provide Borrower with any further financing with respect to the Mortgaged Property including any financing of a "permanent" nature.

Section 4.21.      Leases. To Borrower's knowledge, any Leases which have been presented to Lender on or before the date hereof are in full force and effect; there are no amendments or modifications of any kind to such Leases as of the date hereof except those amendments or modifications which have been provided to Lender with the Leases, if any; there are no promises, agreements, understandings or commitments between Borrower and any tenants under any of such Leases relating to the Improvements other than those expressly contained within the written Leases.

ARTICLE V

COVENANTS OF BORROWER

Borrower hereby unconditionally covenants and agrees with Lender, until the Loan shall have been paid in full and the lien of the Mortgage shall have been released, as follows:

Section 5.1.          Existence. Borrower will and will cause each Constituent Party to preserve and keep in full force and effect its existence (separate and apart from its affiliates), rights, franchises and trade names.

Section 5.2.          Compliance with Legal Requirements. Borrower will promptly and faithfully comply with, conform to and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to or interfere with the use or enjoyment of the Mortgaged Property.

Section 5.3.          Payment of Impositions. Borrower will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof; (ii) the day any fine, penalty, interest or cost may be added thereto or imposed; or (iii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Borrower shall deliver to Lender a written receipt evidencing the payment of the respective Imposition.

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Section 5.4.          Repair. Borrower will keep or cause to be kept the Mortgaged Property in the same or better order and condition as on the date of this Agreement and as dictated by any competing properties. Borrower will make or cause to be made all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition. Borrower will prevent any act, occurrence or neglect which might impair the value or usefulness of the Mortgaged Property for its intended use.

Section 5.5.          Insurance. Borrower shall maintain or cause to be maintained in force and effect on the Mortgaged Property at all times while this Agreement continues in effect the following insurance:

(a)                "All-risk" coverage insurance against loss or damage to the Mortgaged Property from all-risk perils. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Mortgaged Property and owned by Borrower from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender's election, by reference to such indexes, appraisals or information as Lender determines in its reasonable discretion. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval.

(b)               Commercial general liability insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $2,000,000.00 per occurrence, $5,000,000.00 aggregate (inclusive of umbrella coverage) or such lesser amount as Lender in Lender's sole discretion may accept, for bodily injury, personal injury and property damage. Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances.

(c)                Insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

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(d)               If the Land or any part thereof is identified by the Secretary of Housing and Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including those areas designated as Zone A or Zone V), flood insurance in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements or the maximum amount of flood insurance available, whichever is the lesser.

(e)                During the period of any construction on the Land or renovation or alteration of the Improvements, including tenant improvements, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender and Worker's Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

(f)                Rental value or rental income insurance in amounts sufficient to compensate Borrower for all Rents and profits during a period of not less than one (1) year in which the Mortgaged Property may be damaged or destroyed.

(g)               Law and ordinance coverage in an amount satisfactory to Lender if the Mortgaged Property, or any part thereof, shall constitute a nonconforming use or structure under applicable zoning ordinances, sub-division and building codes or other laws, ordinances, orders and requirements.

(h)               Such other insurance on the Mortgaged Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy;

All such insurance shall (i) be with insurers authorized to do business in the state in which the Land is situated and who have and maintain a rating of at least A-, V or better from Best's Insurance Guide; (ii) contain the complete address of the Land (or a complete legal description); (iii) be for a term of at least one (1) year; (iv) contain deductibles no greater than One Hundred Thousand and No/100 Dollars ($100,000.00) or as otherwise required by Lender; and (v) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.

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Borrower shall as of the date hereof deliver to Lender copies of certificates of such insurance signed by an authorized agent evidencing such insurance satisfactory to Lender. Borrower shall renew or cause to be renewed all such insurance and deliver to Lender certificates evidencing such renewals at least fifteen (15) days before any such insurance shall expire. Without limiting the required endorsements to insurance policies, Borrower further agrees that all such policies shall provide that proceeds thereunder shall be payable to Lender, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Lender, its successors and assigns, shall be named as an additional insured under all liability insurance policies. Borrower further agrees that all such insurance policies: (i) shall provide for at least fifteen (15) days' prior written notice to Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Lender; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; and (iii) shall either name Lender as an additional insured or waive all rights of subrogation against Lender. The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies by Borrower to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of the Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Agreement or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by this Agreement, the Mortgage and by all of the other Loan Documents securing all or any part of the Indebtedness. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance.

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In case of Borrower's failure to keep the Mortgaged Property properly insured as required herein, Lender, after notice to Borrower, at its option may (but shall not be required to) acquire such insurance as required herein at Borrower's sole expense. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO (i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF CONNECTICUT OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER'S EXPENSE.

Section 5.6.          Inspection. Borrower will permit Lender and its agents, representatives and employees, to inspect the Mortgaged Property at all reasonable times, with or without prior notice to Borrower.

Section 5.7.          Payment for Labor and Materials. Except for a Contested Item, Borrower will promptly pay all bills for labor, materials and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property, or any part thereof, any other or additional lien or security interest on a parity with, superior or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.

Section 5.8.          Further Assurances and Corrections. From time to time, at the request of Lender, Borrower will (i) promptly correct any defect, error or omission which may be discovered in the contents of any of the Loan Documents or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file such further instruments and perform such further acts and provide such further assurances as may be necessary, desirable or proper, in Lender's opinion, to carry out more effectively the purposes of the Loan Documents; (iii) execute, acknowledge, deliver, procure, file and/or record any document or instrument (including any financing statement) deemed advisable by Lender to protect the liens and the security interests herein granted against the rights or interests of third persons; and (iv) pay all costs connected with any of the foregoing.

Section 5.9.          Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

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Section 5.10.      Disclosures. If at any time Borrower shall become aware of the existence or occurrence of any financial or economic conditions or natural disasters which might have a Material Adverse Effect, Borrower shall promptly notify Lender of the existence or occurrence thereof and of Borrower's opinion as to what effects such may have on the Mortgaged Property or Borrower. Borrower shall also give prompt notice to Lender of (i) the serious illness or death of any principal or key employee of Borrower; (ii) any litigation or dispute, threatened or pending against or affecting Borrower, the Mortgaged Property or Guarantor which could have a Material Adverse Effect; (iii) any Event of Default; (iv) any default by Borrower or any acceleration of any indebtedness owed by Borrower under any contract to which Borrower is a party; (v) any default by Guarantor or any acceleration of any indebtedness owed by Guarantor under any contract to which such entity is a party; and (vi) any change in the character of Borrower's business as it existed on the date hereof.

Section 5.11.      Delivery of Contracts. Borrower will deliver to Lender a copy of each Contract promptly after the execution of same by all parties thereto. Within twenty (20) days after a request by Lender, Borrower shall prepare and deliver to Lender a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist and other information specified by Lender with respect to each of such Contracts, together with a copy thereof (if so requested by Lender).

Section 5.12.      Intentionally Deleted

Section 5.13.      Intentionally Deleted

Section 5.14.      Intentionally Deleted

Section 5.15.      Intentionally Deleted

Section 5.16.      Intentionally Deleted

Section 5.17.      No Disposition or Subordinate Mortgages.

(a)                None of Borrower, Guarantor nor any shareholder, member or partner of any of them shall make a Disposition (other than a Permitted Disposition) without obtaining Lender's prior written consent to the Disposition.

(b)               Borrower will not create, place or permit to be created or placed or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Mortgage regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property, other than the Permitted Exceptions and any Contested Item.

Section 5.18.      Intentionally Deleted

Section 5.19.      BROKERS. EXCEPT FOR THOSE CLAIMS THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER WILL INDEMNIFY LENDER FROM CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 5.20.      Personalty and Fixtures. Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Mortgage or to the security interest of the Security Agreement.

Section 5.21.      Intentionally Deleted.

Section 5.22.      Compliance with Restrictive Covenants. Borrower will comply with all restrictive covenants, if any, affecting the Mortgaged Property. Any alterations or repair work of the Improvements will be performed in a good and workmanlike manner, within the perimeter boundaries of the Land and within all applicable building and setback lines in accordance with all Legal Requirements. There are no structural defects in the Improvements.

Section 5.23.      Intentionally Deleted.

Section 5.24.      Intentionally Deleted.

Section 5.25.      Payment of Expenses. Borrower will promptly reimburse Lender for all expenses of Lender, including attorneys' fees incurred in connection with the preparation, execution, delivery, administration and performance of the Loan Documents. Borrower shall pay or reimburse to Lender all costs and expenses relating to the Mortgaged Property, including title insurance and examination charges, survey costs, insurance premiums, filing and recording fees and other expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Agreement.

Section 5.26.      Notices Received. Borrower will promptly deliver to Lender a true and correct copy of all notices received by Borrower from any Person with respect to Borrower, Guarantor, the Mortgaged Property or any or all of them, which in any way relates to or affects the Loan or the Mortgaged Property.

Section 5.27.      Statements and Reports. Borrower agrees to maintain full and accurate books of account and other records reflecting the results of the operations of the Mortgaged Property and shall deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:

(a)                unaudited monthly financial and operating statements, balance sheets and income statements of Borrower within thirty (30) days after the end of each calendar month, prepared in accordance with Acceptable Accounting Standards and certified to by the chief financial officer of such entity;

(b)               semi-annual, unaudited financial and balance sheets and income statements of Guarantor within ninety (90) days after the end of each June and one hundred twenty (120) days after the end of each December (and accurate as of the last day of each such calendar year), prepared in accordance with Acceptable Accounting Standards and certified by the chief financial officer of Guarantor;

(c)                copies of all federal tax returns prepared with respect to Borrower within thirty (30) days of such returns being filed with the Internal Revenue Service or applicable state authority;

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(d)               copies of extension requests or similar documents with respect to federal income tax filings for Borrower or Guarantor within thirty (30) days of such documents being filed with the Internal Revenue Service or applicable state authority;

(e)                monthly unaudited operating statements, balance sheet, income statement and rent roll with respect to the Mortgaged Property, within twenty (20) days after the end of each calendar month, prepared in such form and detail as Lender may reasonably require and in accordance with Acceptable Accounting Standards and certified by an appropriate officer of Borrower; and

(f)                such other reports and statements from Borrower as Lender may reasonably require from time to time.

Section 5.28.      ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Note, this Loan Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan Agreement, as requested by Lender in its sole discretion, that: (a) neither Borrower nor Guarantor is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (b) neither Borrower nor Guarantor is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (c) one or more of the following circumstances is true: (1) equity interests in Borrower and Guarantor are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower and Guarantor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e), or as an investment company registered under the Investment Company Act of 1940.

Section 5.29.      Indebtedness, Operations and Fundamental Changes. Borrower: (i) will not own any asset other than the Mortgaged Property; (ii) will not engage in any business other than the ownership, management and operation of the Mortgaged Property; (iii) will not enter into any contract or agreement with any member, manager, general partner, principal or affiliate of Borrower or any affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's length basis with third parties other than an affiliate; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Indebtedness, and (B) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Mortgaged Property except the Indebtedness; (v) will not make any loans or advances to any third party (including any member, manager, general partner, principal or affiliate of Borrower or Guarantor); (vi) will be solvent and pay its debts from its assets as the same shall become due; (vii) will do all things necessary to preserve its existence and corporate and partnership formalities, and will not, nor will any general partner thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, certificate, articles of incorporation or by-laws in a manner which adversely affects Borrower or any such general partner's existence as a

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single-purpose, single-asset "bankruptcy remote" entity; (viii) will conduct and operate its business as presently conducted and operated; (ix) will maintain books and records and bank accounts separate from those of its affiliates, including its general partners, principals and members; (x) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any general partner, principal, member or affiliate thereof); (xi) will file its own tax returns; (xii) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (xiii) will not, nor will any member, manager, shareholder, partner, principal or affiliate, seek the dissolution or winding up, in whole or in part, of Borrower; (xiv) will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity; (xv) will not commingle the funds and other assets of Borrower with those of any member, manager, general partner, principal or affiliate or any other Person; (xvi) will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person; (xvii) will, and any general partner of Borrower will, continue to observe all legal formalities; (xix) will not hold itself out to be responsible for the debts and obligations of any other Person; and (xxiv) upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other Debtor Relief Law of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the Indebtedness or the Obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

Section 5.30.      Prescribed Laws. Lender hereby notifies Borrower and Guarantor that, pursuant to the requirements of various Prescribed Laws, Lender may be required to obtain, verify and record information that identifies Borrower, Guarantor, certain Constituent Parties and Affiliates of any of the foregoing and which information may include the name and address of such parties and other information that will allow Lender to identify such parties in accordance with Prescribed Laws. Without the prior written consent of Lender, none of Borrower, Guarantor or any Constituent Party will: (i) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons) that prohibits or limits Lender from making any advance or extension of credit to Borrower, Guarantor or any Constituent Party or from otherwise conducting business with Borrower, Guarantor or any Constituent Party, or (ii) fail to provide documentary or other evidence of Borrower's, Guarantor's or any Constituent Party's identity as may be requested by Lender at any time so as to enable Lender to verify Borrower's, Guarantor's or any Constituent Party's identity or comply with any applicable law or regulation, including, without limitation, the Prescribed Laws.

Section 5.31.      Separate Tax Parcel. Borrower will cause the Land and Improvements to consistently be taxed separately without regard to any other real estate or ad valorem tax purposes such that the Land and Improvements shall constitute the totality of one or more tax lots.

Section 5.32.      Intentionally Deleted.

Section 5.33.      Leases and Licensing.

(a)                Borrower shall not execute any Lease for all or a substantial portion of the Mortgaged Property without Lender's written consent which shall not be unreasonably withheld, conditioned or delayed.

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(b)               Borrower shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Mortgaged Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Borrower shall not do or suffer to be done any act that might result in a default beyond any applicable cure period by the landlord, lessor or licensor under any such Lease and shall not further assign any such Lease or any such rents. Borrower shall not assign its interest in the Leases or any rights thereunder except to Lender pursuant to the Loan Documents.

(c)                Borrower, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases. Borrower shall not, without the prior written consent of Lender, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases. Borrower shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

(d)               In addition to the requirements set forth in Section 5.27 of this Agreement, Borrower shall furnish to Lender, within twenty (20) days after a request by Lender to do so, a current rent roll, certified by Borrower as being true and correct in all material respects, containing the names of all tenants, lessees and licensees with respect to the Mortgaged Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each tenant's security deposit. Borrower will further deliver to Lender, upon request of Lender, executed counterparts of all Leases effecting the Mortgaged Property.

(e)                In each instance when Borrower submits a Lease to Lender for approval or otherwise requests Lender’s consent pursuant to this Section 5.33, Lender shall notify Borrower of its approval or disapproval, in writing, within ten (10) Business Days after the submission or request is made to Lender, and Lender’s failure so to respond will be deemed Lender’s approval of the Lease or Lender’s consent, as the case may be; provided, however, that in order for Lender's approval to be deemed as herein stated, Borrower's written request for approval or consent shall include (i) a notice in conspicuous language that Lender's approval will be deemed if Lender fails to approve or disapprove of such request within ten (10) Business Days) and (ii) all information or documentation relating to such proposed Lease or amendment including, copies of any proposed lease or amendment, tenant biographical or financial information and a summary of the material terms of the proposed lease or amendment that Lender reasonable requires for its review and approval process.

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Section 5.34.      Management Agreement. The management of the Mortgaged Property shall be by either: (a) Borrower, Property Manager or an entity affiliated with Borrower approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed) or (b) a professional property management company approved by Lender (any such person or entity, including Property Manager, which manages the Mortgaged Property, other than Borrower, is hereinafter referred to as the "Manager"). Any such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender; it being understood that Lender hereby approves the Property Manager and the Property Management Agreement. In no event shall Property Manager or any subsequent Manager be removed or replaced or the terms of any management agreement, including, the Property Management Agreement, modified or amended without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed). In the event (i) of an Event of Default or any default occurring under any management contract beyond all applicable cure and grace periods then in effect, which default is not cured within any applicable grace or cure period, or (ii) of a change in control (fifty percent or more) of the ownership of Manager or if Manager provides cause for termination, including, without limitation, gross negligence, willful misconduct or fraud, or (iii) of the Manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding, Lender shall have the right to terminate, or direct Borrower to terminate, such management contract at any time and, in any such event of termination of the management contract, to retain, or to direct Borrower to retain, a new management agent approved by Lender (which consent shall not be unreasonably withheld, conditioned or delayed). Any such successor manager shall be a reputable management company and shall be reasonably acceptable to Lender (which consent shall not be unreasonably withheld, conditioned or delayed). All Rents generated by or derived from the Mortgaged Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Mortgaged Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to this Agreement and the other Loan Documents, and none of the Rents generated by or derived from the Mortgaged Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Mortgaged Property have been fully paid and satisfied. Borrower further covenants and agrees that Borrower shall require the Manager (or any successor managers) to maintain at all times during the term of this Agreement worker's compensation insurance as required by applicable governmental authorities or legal requirements.

Section 5.35.      Intentionally Deleted.

Section 5.36.      Intentionally Deleted.

ARTICLE VI

ASSIGNMENTS, CASUALTY AND CONDEMNATION

Section 6.1.          Assignment of Contracts. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under and to each Contract upon the following terms and conditions:

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(a)                Borrower represents and warrants that the copy of each Contract Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower's interest therein is not subject to any claim, setoff or encumbrance.

(b)               Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Contract. EXCEPT FOR THOSE LOSSES, COSTS, LIABILITIES OR EXPENSES THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) RESULTING FROM ANY FAILURE OF BORROWER TO SO PERFORM.

(c)                Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Contract or to protect the rights of Borrower or Lender thereunder. EXCEPT FOR THOSE ACTIONS THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, LENDER SHALL INCUR NO LIABILITY IF ANY ACTION SO TAKEN BY IT OR IN ITS BEHALF SHALL PROVE TO BE INADEQUATE OR INVALID, AND BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION.

(d)               Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's or Lender's name, to enforce all rights of Borrower under each Contract. Such appointment is coupled with an interest and is therefore irrevocable; provided, however, Lender hereby agrees that it shall take no action and have no right to take any actions as Borrower's attorney-in-fact under this provision unless and until an Event of Default shall occur and then be in existence.

(e)                In the absence of a continuing Event of Default, Borrower shall have the right to exercise its rights as owner under each Contract, provided that Borrower shall not cancel or materially amend any Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(f)                This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Mortgage, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender's rights and obligations under this Agreement.

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Section 6.2.          Assignment of Proceeds. Borrower hereby further transfers and assigns to Lender and acknowledges that Lender shall be entitled to receive (i) any and all sums which may be awarded and become payable to Borrower for condemnation of all or any part of the Mortgaged Property, or (ii) the proceeds of any and all insurance upon the Mortgaged Property (other than the proceeds of general public liability insurance).

(a)                Borrower shall, upon request of Lender, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Lender to collect and receipt for any of such insurance or condemnation proceeds.

(b)               Lender shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

(c)                Any sums so received by Lender pursuant to this Section 6.2 may, in Lender's sole discretion, be provided back to Borrower for restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements in documents as Lender may require, or, except as otherwise provided in Section 6.3 and 6.4 hereof, shall be applied to the liquidation of the Indebtedness in accordance with the provisions of Section 7.6 hereof.

Section 6.3.          Limited Right to Use Casualty Insurance Proceeds. Borrower will give Lender prompt notice of any damage to or destruction of the Mortgaged Property, and:

(a)                In case of loss covered by policies of insurance, Lender (or, after foreclosure, the purchaser at the foreclosure sale) is hereby authorized, at Lender's option, either (i) to settle and adjust any claim under such policies without the consent of Borrower, or (ii) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided, however, that (x) Borrower may adjust losses aggregating not in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) if such adjustment is carried out in a competent and timely manner, and provided that in any case Lender shall and is hereby authorized to collect and receipt for any such insurance proceeds, and (y) in any circumstances when an Event of Default is not then in existence, that Lender should elect, pursuant to this Section 6.3(a) to settle or adjust any claim under any such policies, Lender shall not undertake any such settlement or adjustment without first consulting with and seeking the advice of Borrower or Borrower's representatives, provided, the ultimate decision shall still be and remain that of Lender. All expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be additional indebtedness hereby secured and shall be reimbursed to Lender upon demand.

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(b)               In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an "Insured Casualty") which is a Restoration Casualty, then the proceeds of insurance shall be applied to the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to such Restoration Casualty, as provided for below; and Borrower hereby covenants and agrees to commence and diligently prosecute such restoring, repairing, replacing or rebuilding; provided always, that Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

(c)                Except as provided above, the proceeds of insurance resulting from any Insured Casualty shall be applied to the payment of the Indebtedness hereby secured.

(d)               In the event that proceeds of insurance, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender.

(e)                Notwithstanding anything to the contrary herein, in the event there is an Insured Casualty and the LA Fitness Lease requires the restoration of the Mortgaged Property, Lender shall allow Borrower to utilize insurance proceeds for such restoration so long as (i) the rental payments under the LA Fitness Lease continue to be paid current either by LA Fitness or Borrower and (ii) the restoration of the Mortgaged Property can in Lender's reasonable determination be completed at least six (6) months prior to the Maturity Date.

In the event Borrower is entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (i) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (ii) funds, or, at Lender's option, assurances reasonably satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding; and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed the value or cost of the work performed from time to time (less any retainage required by Lender); funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.

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Section 6.4.          Limited Right to Use Condemnation Proceeds. Borrower will give Lender prompt notice of any instituted or threatened condemnation proceeding affecting a part of the Mortgaged Property and if there shall occur any condemnation of a part of the Mortgaged Property, and if (i) in the reasonable judgment of Lender the Mortgaged Property can be restored, within a reasonable time and in any event prior to nine (9) months prior to the Maturity Date (as defined in and as may have been extended pursuant to the Note), to an economic unit not less valuable than the same was prior to such condemnation and adequately securing the Indebtedness, and (ii) Lender receives assurances satisfactory to Lender that tenancies or other sources of revenue from the Mortgaged Property will continue in full force and effect after restoration subject only to rent abatement during the period when any leased premises are untenantable, then, if and so long as there is no Default hereunder, Lender will make available to Borrower, for such restoration, proceeds of condemnation, if any, collected by Lender because of the act or occurrence and not restricted by any adverse claim thereto. Notwithstanding anything to the contrary herein, in the event there is a condemnation and the LA Fitness Lease requires the restoration of the Mortgaged Property, Lender shall allow Borrower to utilize proceeds of such condemnation for such restoration so long as (i) the rental payments under the LA Fitness Lease continue to be paid either by LA Fitness or Borrower and (ii) the restoration of the Mortgaged Property can in Lender's reasonable determination be completed at least six (6) months prior to the Maturity Date.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1.          Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

(a)                Borrower shall fail, refuse or neglect to pay, in full, any installment or part of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof stipulated in the Loan Documents, upon acceleration or otherwise, including, without limitation, the failure of Borrower to repay the Junior Tranche in full on the Maturity Date – Junior Tranche; provided, however, that a failure by Borrower to pay a regularly scheduled monthly payment due pursuant to the Note shall not constitute an "Event of Default" hereunder unless such failure continues for at least ten (10) days after the due date thereof;

(b)               Borrower shall fail, refuse or neglect, or cause others to fail, refuse or neglect to comply with, perform and discharge fully and timely any of the Obligations as and when called for; provided, however, that a failure by Borrower to timely satisfy an Obligation shall not constitute an "Event of Default" hereunder if (i) such failure does not constitute an Event of Default pursuant to any other subsection of this Section 7.1 other than this Subsection (b), and (ii) such failure is fully cured by Borrower on or before the expiration of the Cure Period (hereinafter defined). As used in this Subsection 7.1(b), the term "Cure Period" means a thirty (30) day period commencing upon Lender's written notice to Borrower of Borrower's failure to satisfy the subject Obligation; provided, however, if (1) the subject failure is, by its nature, not readily susceptible to cure within thirty (30) days, and (2) Borrower commences such cure process within the initial thirty (30) day period and diligently pursues same to completion within one hundred twenty (120) days of the initial failure by Borrower to satisfy the subject Obligation, then such failure shall not constitute an "Event of Default";

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(c)                Any representation, warranty or statement made by Borrower, Guarantor or others in, under or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Lender to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness;

(d)               Borrower shall default or commit an uncured event of default under and pursuant to any other mortgage, deed of trust, security agreement or other lien or security instrument (which is not a Loan Document) which covers or affects any part of the Mortgaged Property; provided, however, a Contested Item shall not be deemed to create an Event of Default pursuant to this Section 7.1(d);

(e)                Borrower (i) shall execute an assignment for the benefit of creditors or an admission in writing in any insolvency proceeding of Borrower's inability to pay, or Borrower's failure to pay, its debts generally as such debts become due; (ii) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty (60) days after the levy; (iii) shall allow the appointment of a receiver, trustee or custodian of Borrower or of the Mortgaged Property or any part thereof, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending, any of the rights or powers of Lender granted in the Note, herein or in any Loan Document; or (vi) allows the filing of a petition, case, proceeding or other action against Borrower as a debtor under any Debtor Relief Law or seeks the appointment of a receiver, trustee, custodian or liquidator of Borrower or of the Mortgaged Property, or any part thereof, or of any significant part of Borrower's other property, and (a) Borrower admits, acquiesces in or fails to contest diligently the material allegations thereof, (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Borrower, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or thirty (30) days following the date such petition, case, proceeding or other action was filed;

(f)                Borrower shall dissolve, terminate or liquidate or merge with or be consolidated into any other entity;

(g)               Borrower creates, places, or permits to be created or placed or, through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions and any Contested Item;

(h)               Borrower or Guarantor or any shareholder, member or partner of any of the foregoing, makes a Disposition (other than a Permitted Disposition) without the prior written consent of Lender;

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(i)                 Any condemnation proceeding is instituted which would, after taking into account all restoration and similar provisions of Section 6.4 hereof, in Lender's reasonable judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes; provided, however, that any such condemnation proceeding as described in this Section 7.1(i) shall not constitute an "Event of Default" hereunder if within ninety (90) days after the commencement of such condemnation proceeding Borrower fully and completely prepays the Loan in accordance with the prepayment provisions of the Note;

(j)                 The Mortgaged Property is demolished, destroyed or substantially damaged so that, in Lender's reasonable judgment, it cannot be restored or rebuilt with available funds (after taking into account all restoration provisions of Section 6.3 hereof) to the condition existing immediately prior to such demolition, destruction or damage within a reasonable period of time; provided, however, that any such casualty event as described in this Section 7.1(j) shall not constitute an "Event of Default" hereunder if within ninety (90) days after the occurrence of such casualty event Borrower fully and completely prepays the Loan in accordance with the prepayment provisions of the Note;

(k)               Lender reasonably determines that a Material Adverse Change shall have occurred that is not fully cured by Borrower on or before the expiration of a thirty (30) day period commencing upon Lender's written notice to Borrower of the occurrence of an event that Lender determines is expected to have a Material Adverse Effect (it being agreed that the thirty (30) day cure period pursuant to this Section 7.1(k) is to run coincidentally with the thirty (30) day cure period referenced in Section 7.1(s) herein below);

(l)                 Borrower abandons or removes, all or any part of the Mortgaged Property other than the Land; provided, however, the removal of used or worn out Personalty from the Mortgaged Property shall not constitute an Event of Default pursuant to this Section 7.1(l) so long as such removed item is replaced by a new or improved comparable item of Personalty;

(m)             The occurrence of any event referred to in Sections 7.1(e) and (f) hereof with respect to Guarantor, any Constituent Party or other Person obligated in any manner to pay or perform the Indebtedness or Obligations, respectively, or any part thereof (as if such Person were the "Borrower" in such Sections);

(n)               An Event of Default as defined in any of the Loan Documents;

(o)               Borrower fails to comply with any Legal Requirements pertaining to the Mortgaged Property, such that an occupancy permit is or would be revoked due to such condition or circumstance and such condition or circumstance remains unchanged and uncured upon the expiration of thirty (30) days after the occurrence of thereof; provided, however, in the event of an inadvertent violation of a Legal Requirement which does not cause a Material Adverse Change and is not reasonably susceptible to cure within thirty (30) days, such inadvertent violation shall not be deemed to constitute an Event of Default pursuant to this Section 7.1(o) so long as Borrower causes the cure of such circumstance to be initiated within thirty (30) days of its occurrence and causes the necessary cure process to be diligently and consistently undertaken and fully completed to the satisfaction of any Governmental Authority on or before ninety (90) days after the violation's initial occurrence.

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(p)               Except with respect to any Contested Item, any levy, attachment or garnishment is issued, or if any lien for the performance of work or the supply of materials is filed, against all or any part of the Mortgaged Property and remains unsatisfied or unbonded following five (5) days after the date of filing thereof;

(q)               Borrower should fail to timely pay all or any part of the Commitment Fee at the time such amounts are owing pursuant to this Agreement;

(r)                 Borrower or Guarantor shall fail to pay when due any principal of or interest on any debt (other than the Indebtedness), the maturity of any such debt shall have been accelerated or any such debt shall have been required to be prepaid prior to the stated maturity thereof (other than the Indebtedness);

(s)                If Borrower or any Affiliate of Borrower shall default or commit an event of default under or pursuant to any of the Economic Incentive Agreements.

Section 7.2.          Remedies.

(a)                Lender shall have the right, upon the happening of an Event of Default, to exercise any rights or remedies available to Lender pursuant to the Note or other Loan Documents including, without limitation, the immediate right, at the sole discretion of Lender and without notice, presentment for payment, demand, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (i) to declare the entire unpaid balance of the Loan (including the outstanding principal balance thereof and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall at once be immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity; (ii) to foreclose any liens and security interests securing payment thereof (including any liens and security interests covering any portion of the Mortgaged Property); and (iii) to exercise any of Lender's other rights, powers, recourses and remedies under any of the Loan Documents or at law or in equity and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, singularly, successively or concurrently against Borrower or others obligated for the repayment of the Loan or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

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(b)               Without limitation to the foregoing, Lender shall also have the right, upon the happening of an Event of Default, in addition to any rights or remedies available to it under all other Loan Documents, to enter into possession of the Mortgaged Property or appointment of a receiver pursuant to the terms of the Mortgage, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender's or the receiver's sole discretion, all at Borrower's expense, Lender or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (i) enter upon and take possession and control of any and all of the Mortgaged Property; (ii) take and maintain possession of all documents, books, records, papers and accounts relating to the Mortgaged Property; (iii) exclude Borrower and its agents, servants and employees wholly from the Mortgaged Property; (iv) manage and operate the Mortgaged Property; (v) preserve and maintain the Mortgaged Property; (vi) make repairs and alterations to the Mortgaged Property; (vii) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its sole discretion deem appropriate or desirable to place the Mortgaged Property in such condition as will, in Lender's sole discretion, make it or any part thereof readily marketable or rentable; (viii) conduct a marketing or leasing program with respect to the Mortgaged Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Mortgaged Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (ix) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (x) execute and deliver, in the name of Lender as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (xi) enter into such leases, whether of real or personal Mortgaged Property, or tenancy agreements, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (xii) collect and receive the Rents from the Mortgaged Property; (xiii) eject tenants or repossess personal Mortgaged Property, as provided by law, for breaches of the conditions of their leases or other agreements; (xiv) sue for unpaid Rents, payments, income or proceeds in the name of Borrower or Lender; (xv) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (xvi) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (xvii) delegate or assign any and all rights and powers given to Lender by Agreement; and (xviii) do any acts which Lender in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Agreement. Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower's true and lawful attorney-in-fact and agent, with full power of substitution in the Mortgaged Property, in Borrower's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding. Any

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money advanced by Lender in connection with any action taken under this Section 7.2, together with interest thereon at the Default Interest Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by the Mortgage and by every other instrument securing the secured indebtedness.

Section 7.3.          Lender's Offset Rights. Without limitation to the foregoing, Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to any person or entity (and Borrower hereby expressly waives any such notice) to the fullest extent permitted by law, set-off and apply any and all monies, securities and other properties of Borrower now or in the future in its possession, custody or control, or on deposit with or otherwise owed to Borrower by such Lender, including all such monies, securities and other properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise, against any and all of Borrower's obligations to Lender now or hereafter existing under this Agreement, irrespective of whether Lender shall have made any demand under this Agreement. Lender agrees to use reasonable efforts promptly to notify Borrower after any such set-off and application, provided that failure, to give or delay in giving any such notice shall not affect the validity of such set-off and application or impose any liability on Lender. Rights given to Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which Lender may have under this Agreement.

Section 7.4.          Exercise of Rights and Remedies. All rights and remedies of Lender hereunder or under the Note or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

Section 7.5.          Legal Proceedings. Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder, shall bear interest at the rate payable under the Note for past due payments, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

Section 7.6.          Application of Proceeds. Unless specifically otherwise provided in the Loan Documents, Lender shall be entitled to apply any proceeds or payments or other sums received (including, without limitation, any rents, applied reserves, insurance or condemnation proceeds or other proceeds of sale, lease or other disposition of all or any portion of the Mortgaged Property properly paid to Lender pursuant to this Agreement or the other Loan Documents) in such order and priority against the Indebtedness and Obligations as Lender may elect; provided, however, (A) absent the then existence of an Event of Default or the existence of prior written notice by Lender to Borrower of additional sums or charges being due and payable under the Loan Documents, monthly payments on the Loan and designated as such by Borrower shall be applied by Lender to the corresponding regularly schedule monthly payments due by Borrower hereunder, and (B) with respect to any other payments, and absent the election to the contrary by Lender, such proceeds or payments shall be applied in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys' fees and a reasonable fee or commission to any trustee under the Mortgage, not to exceed five percent (5%) of the proceeds thereof or sums so received; (ii) to the remainder of the Indebtedness as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Lender shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to Borrower. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.

ARTICLE VIII

LENDER'S DISCLAIMERS - BORROWER'S INDEMNITIES

Section 8.1.          No Obligation by Lender to Operate. Any term or condition of any of the Loan Documents to the contrary notwithstanding, Lender shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of Borrower or Guarantor. Any term or condition of the Loan Documents which permits Lender to disburse funds, whether from the proceeds of the Loan, or otherwise, or to take or refrain from taking any action with respect to Borrower, Guarantor, the Mortgaged Property or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Lender to audit and review the management, operation and conduct of the business and affairs of Borrower and Guarantor, and to maintain and preserve the security given to Lender for the Loan, and may not be relied upon by any other Person. Further, Lender shall not have, has not assumed and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or Guarantor and no term or condition of the Loan Documents, shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition of the Loan Documents shall be construed so as to deem the relationship between Borrower, Guarantor and Lender to be other than that of borrower, guarantor and lender, and Borrower shall at all times represent that the relationship between Borrower, Guarantor and Lender is solely that of borrower, guarantor and lender. EXCEPT FOR THOSE COSTS, EXPENSES OR LIABILITIES THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD LENDER HARMLESS FROM AND AGAINST ANY COST, EXPENSE OR LIABILITY (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED OR SUFFERED BY LENDER AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY OBLIGATION OR RESPONSIBILITY OF LENDER FOR THE MANAGEMENT, OPERATION AND CONDUCT OF THE BUSINESS AND AFFAIRS OF BORROWER OR GUARANTOR, OR AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY LIABILITY OR RESPONSIBILITY OF LENDER FOR THE PAYMENT OR PERFORMANCE OF ANY INDEBTEDNESS OR OBLIGATION OF BORROWER OR GUARANTOR.

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Section 8.2.          INDEMNITY BY BORROWER. EXCEPT FOR THOSE LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS OR EXPENSES, THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT INTENDING TO LIMIT THE REMEDIES AVAILABLE TO LENDER WITH RESPECT TO THE ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS AS STATED HEREIN OR AS STATED IN ANY LOAN DOCUMENT, IN THE EVENT ANY CLAIM OR DEMAND IS MADE OR ANY OTHER FACT COMES TO THE ATTENTION OF LENDER IN CONNECTION WITH, RELATING OR PERTAINING TO, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHICH LENDER REASONABLY BELIEVES MIGHT INVOLVE OR LEAD TO SOME LIABILITY OF LENDER, BORROWER SHALL, IMMEDIATELY UPON RECEIPT OF WRITTEN NOTIFICATION OF ANY SUCH CLAIM OR DEMAND, ASSUME IN FULL THE PERSONAL RESPONSIBILITY FOR AND THE DEFENSE OF ANY SUCH CLAIM OR DEMAND AND PAY IN CONNECTION THEREWITH ANY LOSS, DAMAGE, DEFICIENCY, LIABILITY OR OBLIGATION, INCLUDING LEGAL FEES AND COURT COSTS INCURRED IN CONNECTION THEREWITH. IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER SHALL ASSUME IN FULL THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND SHALL IMMEDIATELY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN. LENDER MAY, IN ITS SOLE DISCRETION, MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING; AND BORROWER SHALL IMMEDIATELY REPAY TO LENDER, IN CASH AND NOT WITH PROCEEDS OF THE LOAN, THE AMOUNT OF SUCH PAYMENT, WITH INTEREST THEREON AT THE MAXIMUM RATE OF INTEREST PERMITTED BY APPLICABLE LAW FROM THE DATE OF SUCH PAYMENT. LENDER SHALL HAVE THE RIGHT TO JOIN BORROWER AS A PARTY DEFENDANT IN ANY LEGAL ACTION BROUGHT AGAINST LENDER, AND BORROWER HEREBY CONSENTS TO THE ENTRY OF AN ORDER MAKING BORROWER A PARTY DEFENDANT TO ANY SUCH ACTION.

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Section 8.3.          No Agency. Nothing herein shall be construed as making or constituting Lender as the agent of Borrower or of construing or constituting Borrower as the agent of Lender in making payments pursuant to any operational contracts entered into for the Improvements or otherwise. The purpose of all requirements of Lender hereunder is solely to allow Lender to check and require documentation sufficient to protect Lender and the Loan contemplated hereby. Borrower shall have no right to rely on any procedures required by Lender, Borrower hereby acknowledging that Borrower has sole responsibility for operating the Improvements and paying for operational expenses and that Borrower has solely, on Borrower's own behalf, selected or approved each vendor or other party with which Borrower has done business, Lender having no responsibility for any such Persons or for the quality of their service or workmanship.

ARTICLE IX

MISCELLANEOUS

Section 9.1.          Survival of Obligations. This Loan Agreement and each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the Loan and shall continue in full force and effect until the Indebtedness shall have been paid in full in accordance with the terms of the Loan Documents and Borrower shall well and truly have performed each and every of the Obligations; provided, however, that nothing contained in this Section shall limit the obligations of Borrower or Guarantor as otherwise set forth herein.

Section 9.2.          Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given (i) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice given by personal delivery shall be effective only if and when received by the addressee; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth below:

If to Lender:              Bank of the Ozarks
8201 Preston Road
Suite 700
Dallas, Texas 75225
Attn: Dan Thomas

With a copy to:          Bank of the Ozarks
6th and Commercial
P.O. Box 196
Ozark, Arkansas 72949
Attn: Robert Lloyd

With a copy to:          Winstead PC
500 Winstead Building
2728 N. Harwood Street
Dallas, Texas 75201
Attn: Kevin Sullivan

If to Borrower:          IREIT Newington Fair, L.L.C.
2901 Butterfield Road
Oak Brook, Illinois 60523

With a copy to:          Inland Real Estate Group
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: General Counsel

Any of the foregoing parties shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein.

Section 9.3.          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, Borrower and Lender, and their respective successors and assigns; provided, however, that Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of Lender.

(a)                Participation and Assignment. Lender may, at any time and from time to time, sell or grant, without prior notice to or the consent of Borrower, to any person or entity participations in all or any part of the Loan, the Loan Documents, any advance, or all or part of the Note. Any participant shall be entitled to receive all information received by Lender regarding the Mortgaged Property, Borrower, any of its principals and any of the Guarantors, including (without limitation) information required to be disclosed to a participant pursuant to any applicable banking regulations. If Lender shall sell or grant any participation: (i) Lender shall retain its right and responsibility to enforce the obligations of Borrower relating to the Loan, including the right to approve any amendment, modification or waiver of any provision of this Agreement, in accordance with the terms of this Agreement, and (ii) Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any participant of which Borrower shall have received written notice may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans. In the case of an assignment, the assignee ("Assignee") shall, to the extent of such assignment, have the same rights, benefits and obligations as it would if it were the Lender hereunder and the Lender shall be relieved of its obligations hereunder to the extent of the interest so assigned and expressly assumed in writing by Assignee. Borrower will use its reasonable efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect any such assignment including assisting in the preparation of appropriate disclosure documents or modifying this Agreement to further reflect an agency relationship between Lender and other institutions.

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(b)               Disclosure to Assignees. Lender may, in connection with any assignment or participation or proposed assignment or participation of the Loan as described above, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower or Guarantor furnished to Lender in the course of the transactions described herein. Borrower will be responsible for the accuracy and completeness of any materials furnished by Lender to any actual or prospective assignee or participant exactly as if such assignee or participate were the original "Lender" under this Agreement.

(c)                Further Assurances. Borrower agrees to cooperate with Lender at Borrower's sole expense in connection with any proposed participation or assignment and to provide, upon reasonable request and written notice from Lender, all reasonable assistance requested by Lender and each proposed Assignee in connection therewith, including without limitation: (i) the execution of such documents as Lender or any Assignee may reasonably require, consistent with the provisions of this Agreement; (ii) the participation by representatives of Borrower in meetings or conference telephone calls with Lender, any assigning lender or any proposed Assignees; and (iii) the execution of amendments to any Loan Documents required in connection with any assignment that are reasonably required in connection therewith, provided that no such amendments will modify the material terms of any of the Loan Documents or materially impair the rights of Borrower under any such Loan Documents.

Section 9.4.          Reliance by Lender. Lender is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

Section 9.5.          Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

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Section 9.6.          APPLICABLE LAW. IT IS ACKNOWLEDGED AND AGREED THAT THE NEGOTIATIONS WITH RESPECT TO THE LOAN DOCUMENTS AND THE TRANSACTION EVIDENCED HEREBY WERE UNDERTAKEN IN THE STATE OF TEXAS. IT IS THE INTENTION OF BORROWER AND LENDER THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CHOICE OF LAWS OR CONFLICT OF LAWS RULES) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS; PROVIDED, HOWEVER, IT IS ACKNOWLEDGED THAT SOLELY WITH RESPECT TO REMEDIAL MEASURES UNDER THE MORTGAGE OR OTHER LOAN DOCUMENTS WITH RESPECT TO THE MORTGAGED PROPERTY WHICH MUST NECESSARILY BE GOVERNED BY THE LAWS OF THE STATE WHEREIN THE LAND AND IMPROVEMENTS ARE LOCATED THAT THE LOCAL STATE LAWS WHERE SUCH LAND AND IMPROVEMENTS ARE LOCATED SHALL GOVERN SOLELY WITH RESPECT TO SUCH REMEDIAL MATTERS. IT IS FURTHER AGREED THAT APPROPRIATE VENUE IN ANY DISPUTE OCCURRING RELATIVE TO THE LOAN DOCUMENTS, WHETHER IN FEDERAL OR STATE COURT, SHALL BE IN DALLAS COUNTY, TEXAS.

Section 9.7.          Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections or Subsections.

Section 9.8.          Controlling Agreement. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents; (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness; or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Indebtedness and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness and/or the Related Indebtedness (or, if the Indebtedness and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Indebtedness has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess

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interest against the Indebtedness and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note, the Indebtedness and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 9.9.          Controlling Document. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

Section 9.10.      Construction of Agreement. All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term, whether such is singular or plural in nature, as the context may suggest or require.

Section 9.11.      Counting of Days. If any time period referenced hereunder ends on a day other than a Business Day, such time period shall be deemed to instead end on the immediately preceding Business Day.

Section 9.12.      Further Assurances. At any time and from time to time, upon the request of the Lender, and at the sole expense of the Borrower, the Borrower shall promptly execute and deliver all such further instruments, agreements, and documents and take such further action as the Lender may reasonably deem necessary or desirable to preserve and perfect its lien and security interest in the Mortgaged Property and carry out the provisions and purposes of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower shall (i) execute and deliver to the Lender such financing statements as the Lender may from time to time reasonably require; (ii) enter into such amendments, modifications or corrections to the Loan Documents or effectuate such supplemental Loan Documents as Lender may reasonably require; and (iii) execute and deliver to the Lender such other documents, instruments, and agreements as the Lender may reasonably require to better evidence or perfect and maintain the validity, effectiveness, and priority of the Loan Documents and the liens intended to be created thereby. The Borrower authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Mortgaged Property without the signature of the Borrower where permitted by law.

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Section 9.13.      Waivers. No waiver of or consent to any departure from any provision hereof shall be effective unless in writing and signed by Lender or Borrower, as applicable, and shall be effective only in the specific instance for the purpose for which given and to the extent specified in such writing. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions to Lender's obligation to make further advances nor, in the event Borrower fails to satisfy any such condition, shall any advance have the effect of precluding Lender from thereafter declaring such failure to be an event of default. No waiver of any event of default hereunder shall affect or constitute a waiver of any later event of default. No delay or omission of Lender to exercise any right or remedy upon the happening of any event of default shall impair any such right or remedy or be deemed to be a waiver of such event of default

Section 9.14.      Recording. Borrower covenants not to record this Agreement, the Note or the Guaranty in the real property records of the county where all or any part of the Mortgaged Property is located. Borrower and Lender agree that the Mortgage and the Assignment shall be recorded in the real property records of the county or counties where all or any part of the Mortgaged Property is located. Nothing herein shall be deemed to prohibit Lender from (a) making any of the Loan Documents a matter of public record in any court proceeding seeking the enforcement of the Loan Documents, (b) making any other public filing or disclosure of the Loan Documents necessary for the enforcement of the Loan Documents, or (c) making any other public filing or disclosure required by applicable law or order of an applicable Governmental Authority.

Section 9.15.      WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO THIS LOAN AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 9.16.      NOTICE OF INDEMNIFICATION. BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTIONS 5.19, 6.1, 8.1 AND 8.2 HEREOF, WHICH PROVISIONS, IN CERTAIN INSTANCES, INCLUDE BORROWER'S INDEMNIFICATION OF LENDER AGAINST LENDER'S OWN NEGLIGENCE.

Section 9.17.      NO ORAL AGREEMENTS. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Borrower and Lender.

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EXECUTED to be effective as of the date first written above.

LENDER: BANK OF THE OZARKS By: /s/ Dan Thomas Name: Dan Thomas Title: President – Real Estate Specialties Group
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BORROWER:

IREIT NEWINGTON FAIR, L.L.C.,
a Delaware limited liability company

By:      Inland Real Estate Income Trust, Inc.,
           a Maryland corporation,
           its sole member

          By: /s/ Roberta S. Matlin
          Name: Roberta S. Matlin

          Title: Vice President

List of Attachments:

Exhibit A – Land Description
Exhibit B – Special Provisions

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EXHIBIT A

Land Description

All those certain pieces or parcels of land, with the buildings and improvements thereon, situated in the Town of Newington, County of Hartford and State of Connecticut, being shown as "Parcel 2" and "Parcel 3 & 4" on a certain survey entitled "ALTA/ACSM Land Title Survey Prepared for American National Insurance Co. and Newington-Berlin Retail, LLC 3475 Berlin Turnpike Newington, Connecticut Scale: Horz.: 1= 100' Proj. No.: 041106.A10 Date: 3/15/06", revised through 04/02/07, made by Fuss & O'Neill Inc., Consulting Engineers, which survey is on file in the Newington Land Records as Drawing Number 3680. Said premises are more particularly bounded and described as follows:

FIRST PIECE ("Parcel 2") - 3465 Berlin Turnpike:

Beginning at a point in the easterly street line of Masselli Road, being the most southwesterly corner of that certain parcel of land now or formerly owned by Agnes M. and Mary M. Pane, also being a northerly corner of the herein described Parcel 2;

Thence N 81° 02' 29" E, with the common line between said Pane Parcel and said Parcel 2, a distance of 371.22 feet to a point for corner in the west line of that certain parcel of land now or formerly owned by McBride Properties, Inc., and being the most northeasterly corner of said Parcel 2;

Thence, with the common line between said Parcel 2 and said McBride Properties, Inc. parcel, the following three courses and distances:

S 04° 33' 39" E, a distance of 74.76 feet to an angle point;

S 07° 48' 41" E, a distance of 76.32 feet to a point for corner;

N 81° 23' 38" E, a distance of 3.64 feet to a point in the southerly line of said McBride Properties, Inc., parcel being a northwest corner of that certain parcel of land now or formerly owned by American National Insurance Co.;

Thence along the common line between said Parcel 2 and said American National Insurance Co. parcel, the following three courses and distances:

S 07° 55' 27" E, a distance of 51.34 feet to an angle point;

S 08° 03' 45" E, a distance of 659.03 feet to a point for corner;

S 80° 59' 19" W, a distance of 50.00 feet to an angle point being a westerly corner of said American National Insurance Co. parcel, also being the northeasterly corner of that certain parcel of land now or formerly owned by First Brook Properties, LLC;

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Thence with the common line between said Parcel 2 and said First Brook Properties, LLC parcel, the following three courses and distances:

S 80° 58' 47" W, a distance of 354.52 feet to an angle point;

S 79° 24' 15" W, a distance of 251.36 feet to an angle point;

S 80° 41' 32" W, a distance of 115.82 feet to a point for corner in the west line of that certain parcel of land now or formerly owned by the Willows Homeowners Association, Inc.

Thence N 09° 18' 28" W, with the common line between said Parcel 2 and said Willows Homeowners Association, Inc. parcel, a distance of 534.06 feet to a point for corner, also being a corner of that certain parcel of land now or formerly owned by Stella Kozakiewicz and Katherine Merlino Trustees;

Thence, with the common line between said Parcel 2 and said Stella Kozakiewicz and Katherine Merlino Trustees Parcel, the following three courses and distances:

N 79° 47' 56" E, a distance of 150,57 feet to a point for corner;

N 08° 15' 54" W, a distance of 407.23 feet to a point for corner;

N 81° 44' 54" E, a distance of 151.46 feet to a point for corner in the westerly street line of said Masselli Road;

Thence along the street line of said Masselli Road the following three courses and distances:

Following a curve to the left having a chord bearing of S 34° 41' 28" E, a chord distance of 118.96 feet, a radius of 64,99 feet, a delta of 132° 27' 50" to a point of tangency;

N 79° 04' 59" E, a distance of 61.05 feet to a point for corner;

N 10° 55' 04" W, a distance of 31.91 feet to the point and place of beginning.

SECOND PIECE ("Parcel 3 & 4") - 3563 Berlin Turnpike and 76 Rowley Street:

Beginning at a point located in the north street line of Rowley Street, being the most southeasterly corner of the herein described Parcel 3 and 4, from which a concrete monument found at the intersection of the north street line of Rowley Street with the west right of way line of the Berlin Turnpike State Route 5 and 15 bears N 80° 54' 23" E, a distance of 412.76 feet;

Thence S 80° 54' 23" W, with the north street line of Rowley Street, a distance of 357.34 feet to an iron pipe for the most southwesterly corner of the herein described Parcel 3 and 4;

Thence departing said Rowley Street, along the common line between said Parcel 3 and 4 and that certain parcel of land now or formerly owned by the Willows Homeowners Association, Inc., the following four courses and distances:

N 07° 44' 44" W, a distance of 162.84 feet to an angle point;

S 89° 54' 06" W, a distance of 155.88 feet to angle point;

N 87° 28' 22" W, a distance of 153.21 feet to an angle point;

N 09° 18' 28" W, a distance of 418.28 feet to a point being a corner in the southerly line of that certain parcel of land now or formerly owned by RK Newington, LLC;

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Thence along the common line between said parcel 3 and 4, and said RK Newington, LLC parcel, the following three courses and distances:

N 80° 41' 32" E, a distance of 115.82 feet to an angle point;

N 79° 24' 15" E, a distance of 251.36 feet to an angle point

N 80° 58' 47" E, a distance of 354.52 feet to a corner for the most northeasterly corner of said herein described Parcel 3 and 4, also being a corner of that certain parcel of land now or formerly owned by American National Insurance Co.;

Thence along the common line between said Parcel 3 and 4 and that certain parcel of land now or formerly owned by American National Insurance Co., the following six courses and distances:

S 08° 49' 05" E, a distance of 220.24 feet to an angle point;

S 81° 10' 55" W, a distance of 40 feet to a railroad spike;

S 08° 49' 05" E, a distance of 167.00 feet to a railroad spike;

S 03° 17' 26" E, a distance of 124.58 feet to an angle point;

S 08° 49' 05" E, a distance of 110.39 feet to a point of curvature

Following a curve to the right having a chord bearing of S 10° 10' 08" W, a chord distance of 22.77 feet, a radius of 35.00 feet, a delta of 37° 58' 26", and an arc length of 23.20 feet to the point and place of beginning.

Together with the easements set forth in an Easements With Covenants And Restrictions Affecting Land ("ECR") by and between Sam's East, Inc. and Newington-Berlin Retail, LLC dated and recorded on April 19, 2007, in Volume 1932 at Page 669 of the Newington Land Records; as affected by a Supplemental Easements with Covenants and Restrictions Affecting Land by and between Newington-Berlin Retail, LLC and Newington Gross, LLC dated January 4, 2008, and recorded in Volume 1958 at Page 583 of the said Land Records.

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EXHIBIT B

Special Provisions

PARTIAL RELEASES AND RESALE CONTRACTS

1.                  Resale Contracts. The following provisions are applicable with respect to any attempt by Borrower to execute a Resale Contract or undertake a transaction thereunder:

(a)                Resale Contracts. Borrower shall not enter into any Resale Contract absent obtaining the prior written consent of Lender (including, without limitation, Lender's consent to the exact description of the applicable Release Parcel), which consent may be granted or withheld in Lender's sole discretion. Without limiting the foregoing, any Resale Contract must be executed at arm's length with a bona fide third party purchaser and in good faith. The Resale Contract shall not include seller financing or other similar undertakings but shall be in the nature of a cash sale at a purchase price no less than a reasonable fair market value, unless otherwise approved in advance in writing by Lender. Neither Borrower nor any affiliate of Borrower shall have any agreement or understanding, informal or otherwise, with any Release Parcel Purchaser providing Borrower or any Affiliate of Borrower with any right or obligation to repurchase all or any interests in and to any such Release Parcel.

(b)               Resale Contract Assignment. For so long as the Indebtedness is outstanding and as additional security for the Loan, Borrower hereby sells, assigns, transfers and sets over unto Lender, its successors and assigns (herein the "Resale Contract Assignment"), all of Borrower's right, title and interest in, to and under any Resale Contract, including but not limited to (i) any and all rights of Borrower to receive the proceeds from any such Resale Contract, and (ii) any and all rights and remedies which Borrower may have against any other party to any Resale Contract, whether related to the payment of any portion of the sales proceeds or otherwise.

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(c)                Representatives and Covenants. Borrower hereby represents, warrants and agrees that (i) Borrower has the right, power and capacity to make this Resale Contract Assignment and that no person, firm or corporation other than Borrower has or will have (1) any right, title or interest in, to or under any Resale Contract, as seller thereunder, or (2) any right to receive the sales proceeds from any such Resale Contract or any part thereof; (ii) Borrower will, at Borrower's sole cost and expense, perform and discharge all of Borrower's obligations and undertakings as seller under any Resale Contract. Borrower will use all reasonable efforts to enforce or secure the performance of each and every obligation and undertaking of a Release Parcel Purchaser under any Resale Contract and will appear in and prosecute or defend any action or proceeding arising under, or in any manner connected with, an Resale Contract or the obligations and undertakings of a Release Parcel Purchaser; (iii) Borrower will not without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, (1) pledge, transfer, mortgage or otherwise encumber or assign any portion of the proceeds from or any of Borrower's other rights under any Resale Contract; (2) waive, excuse, condone or in any manner release or discharge a Release Parcel Purchaser under a Resale Contract; (3) disaffirm, cancel, terminate or consent to any surrender of any Resale Contract; or (4) modify, extend or in any way alter the terms of the Resale Contract so as to reduce or diminish or postpone Borrower/s receipt of any portion of the Release Proceeds; (iv) Borrower shall provide Lender with a copy of any material notice received by Borrower relative to any Resale Contract; (v) there are no existing defaults under any Resale Contract and Borrower has not performed any act or executed any instrument which might prevent Lender from operating under any other terms and provisions hereof or which would materially limit Lender in such operation; and (vi) Borrower has delivered to Lender a true and correct copy of any Resale Contract once fully executed.

(d)               Lender. Lender shall not be deemed or construed to constitute Lender as mortgagee in possession of any Release Parcel or to obligate Lender to take any action hereunder, to incur expenses or to perform or discharge any obligation, duty or liability hereunder or under any Resale Contract.

(e)                Proceeds from Resale Contracts. From and after the occurrence of an Event of Default and so long as such Event of Default shall be continuing (whether or not Lender shall have exercised its option to declare the Note immediately due and payable), all net sales proceeds under any Resale Contract shall be paid directly to Lender; and Lender may notify a Release Parcel Purchaser (or any other parties in possession of any Release Parcel) to pay all of such net proceeds directly to Lender at the address specified herein, for which this Resale Contract Assignment shall be sufficient warrant. All proceeds so paid to Lender shall be applied by Lender in accordance with the provisions of the Mortgage and other Loan Documents.

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(f)                Proceedings. Notwithstanding anything herein to the contrary (a) Borrower hereby assigns to Lender any award made hereafter to Borrower in any court proceeding involving a Release Parcel Purchaser, in any bankruptcy, insolvency or reorganization proceeding in any state or federal court, and any and all payments made by said purchasers in lieu of payment of the purchase price under the applicable Resale Contract; provided, however, so long as no Event of Default has occurred and is continuing, Lender shall only be entitled to collect the lesser of (i) the amount of any such award received by Borrower less such Borrower's reasonable costs of collection, or (ii) the Partial Release Price which would have been attributable to such Resale in the event the Release Parcel Purchaser had not defaulted in its obligations under the applicable Resale Contract; and (b) Borrower hereby appoints Lender as Borrower's irrevocable attorney-in-fact to appear in any action and/or to collect any such award or payment; any such assignment and appointment to become operative upon the occurrence and during the continuance of an Event of Default and to remain in full force and effect so long as any such Event of Default continues.

(g)               Remedies. Borrower, during the continuance of an Event of Default, hereby authorizes Lender, at is option, in addition to Lender's rights otherwise provided in the Loan Documents, to enter and take possession of the Release Parcel; to collect as herein provided all or any purchase price or proceeds payable under any Resale Contact; to consummate the transactions contemplated by any Resale Contract; to bring or defend any suits in connection with the possession of any Release Parcel, in Borrower's name or Lender's own name; and to perform such other acts in connection with any Resale Contract as Lender, in its sole discretion, may deem proper. Upon the occurrence and during the continuance of an Event of Default, Borrower hereby constitutes and appoints the Lender its true and lawful attorney, which appointment is hereby coupled with an interest and is therefore irrevocable prior to the payment in full of the Loan, with full power of substitution, to, during the continuance of an Event of Default (i) ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts constituting the purchase price or proceeds under the Resale Contract, which may be due or become due or payable under any Resale Contract, (ii) execute any and all requests and notices or other demands for the payment of all or any part of such purchase price or other proceeds , (iii) endorse the name of the Borrower on all commercial paper or other instruments given in payment of all or any part of such purchase price or other proceeds, and (iv) in the discretion of the Lender, file any claim or take any other action or proceeding, either in its own name or in the name of Borrower or otherwise, which Lender may deem necessary or appropriate to protect and preserve the rights, titles and interests of Lender hereunder or of Borrower under any Resale Contract, and without limiting the foregoing, Lender shall have and is hereby given full power and authority to transfer any Resale Contract into the name of the Lender or its nominee and/or to receive or demand all or any part of such purchase price or other proceeds without prior notice except as otherwise expressly provided for in any of the Loan Documents or further consent by Borrower. The receipt by Lender of any proceeds under a Resale Contract pursuant to this Resale Contract Assignment after the institution of foreclosure proceedings under the Mortgage shall not cure any such Event of Default or affect such proceedings or any sale pursuant thereto.

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2.                  Partial Releases. As a part of Borrower's request for Lender to approve any proposed Resale Contract, Borrower shall also request Lender's approval of the corresponding release of the Release Parcel from the lien of the Mortgage (a "Partial Release") which such consent may be granted or withheld in Lender's sole discretion in tandem with its approval or disapproval of the corresponding Resale Contract. To the extent Lender consents to the provision of a Partial Release and the effectuation of a sale of the Release Parcel to a Release Parcel Purchaser pursuant to a Resale Contract, the following requirements shall be applicable to the Partial Release procedure:

(a)                The location and configuration of the Release Parcel shall be reasonably satisfactory to Lender and no Partial Release shall result in a Material Adverse Change with respect to any remaining portion of the Land including, without limitation, any negation or problematic limitation on access by any Parcel remaining in the Land to a public street.

(b)               Borrower's request for a Partial Release shall be given to Lender and accompanied by (i) any applicable Resale Contract or similar agreement, (ii) the identity and address of any applicable Release Parcel Purchaser or lessee, (iii) the legal description of the Release Parcel, (iv) information necessary to process the request for Partial Release including the name and address of the title company, if any, to whose attention the Parcel Release Instrument (hereinafter defined) should be directed, numbers that should be referenced (order number, loan number) and the date when such Partial Release is to be made, and (v) such other documents and information concerning such Partial Release as Lender may reasonably request;

(c)                A sum equal to the Partial Release Price, all accrued but unpaid interest attributable to the Partial Release Price and all outstanding costs or expenses then owing by Borrower to Lender including, without limitation, Borrower's reimbursement to Lender of all of Lender's reasonable costs and expenses incurred with respect to processing the subject Parcel Release, shall be tendered to Lender for application in accordance with the terms of the Loan Documents.

(d)               No Event of Default shall have occurred and be then existing;

(e)                No event, claim, liability or circumstance shall have occurred which, in Lender's determination, could be expected to result in a Material Adverse Change;

(f)                Within ten (10) Business Days after receipt of such request, and in accordance with and pursuant to the terms and conditions of this section, Lender shall execute an instrument effecting such Partial Release ("Partial Release Instrument") and deliver same to the title company so specified; provided, however, that all reasonable costs and expenses of Lender associated with such Partial Release (including, but not limited to, Lender's reasonable legal fees) shall be paid by Borrower. Borrower shall also obtain all endorsements to the Title Insurance as may be reasonably required by Lender in connection with such Partial Release;

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(g)               The execution and delivery of such Partial Release Instrument shall not affect any of Borrower's obligations under the Loan Documents, except that the payment of the Partial Release Price and associated sums described in subsection (c) above must be actually received by Lender. Regardless of the time such Partial Release Instrument is executed, delivered and recorded, the payment by Borrower to Lender in respect to such Partial Release shall be credited against the Indebtedness only upon receipt by Lender of the Partial Release Price and other required sums due hereunder. The Partial Release Instrument shall be delivered, in escrow, by Lender to the title company so designated, to be held, released, delivered and recorded, in accordance with Lender's escrow instructions, which shall require payment, in cash, of the Partial Release Price and other sums specified in subsection (c) above to Lender prior to delivery and recordation of the Partial Release Instrument.

(h)               Simultaneously with the effectuation of the Partial Release, the Release Parcel shall be conveyed so as to be owned by an entity other than Borrower.

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